UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Angi Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 9, 2023
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Angi Inc., which will be held on Tuesday, June 20, 2023, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Hosting a virtual meeting will enable our stockholders to attend online and participate from any location around the world, and support the health and well-being of our management, directors and stockholders. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2023.
At the Annual Meeting, stockholders will be asked to: (1) elect eleven directors and (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023. The board of directors of Angi Inc. believes that the proposals being submitted for stockholder approval are in the best interests of the Company and its stockholders and recommends a vote consistent with the recommendation of the board of directors for each proposal.
It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.
Sincerely,
Joseph Levin
Chairman & Chief Executive Officer
3601 WALNUT STREET, SUITE 700, DENVER, COLORADO 80205
303.963.7200 www.angi.com

ANGI INC.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
Angi Inc. (“Angi” or the “Company”) is making this proxy statement available to holders of our Class A common stock and Class B common stock in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders to be held on Tuesday, June 20, 2023, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2023. At the Annual Meeting, stockholders will be asked to:
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elect eleven members of our board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the board of directors);

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ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year; and

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transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Angi’s board of directors has set April 26, 2023 as the record date for the Annual Meeting. This means that holders of record of our Class A common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.
Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2023, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.
By order of the Angi board of directors,
Shannon Shaw
Chief Legal Officer & Secretary
May 9, 2023

PROXY STATEMENT

i

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our 2022 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2022 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

The Notice is being mailed on or about May 9, 2023 to stockholders of record at the close of business on April 26, 2023, and this proxy statement and our 2022 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 9, 2023. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.
Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice contains instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online, by telephone or by requesting and returning a written proxy card by mail, or (ii) at the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2023.

Q:
How do I participate in the Annual Meeting?

A:
To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/ANGI2023 at the time and date of the Annual Meeting and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of Angi Class A common stock and Angi Class B common stock at the close of business on April 26, 2023, the record date for the Annual Meeting established by the Angi board of directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 26, 2023, there were 84,188,229 shares of Angi Class A common stock and 422,019,247 shares of Angi Class B common stock outstanding. Holders of Angi Class A common stock are entitled to one vote per share and holders of Angi Class B common stock are entitled to ten votes per share.
Q:
What is the difference between a stockholder of record and a stockholder who holds shares of Angi Class A common stock in street name?

A:
If your Angi shares are registered in your name, you are a stockholder of record. If your Angi shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on April 26, 2023 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at the New York City offices of our controlling stockholder, IAC Inc. (“IAC”), located at 555 West 18th Street, New York, New York 10011.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive a proxy card from Broadridge for all shares of Angi Class A common stock that you hold. If you hold your shares of Angi Class A common stock in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold these shares. If you are a stockholder of record and hold additional shares of Angi Class A common stock in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold these shares.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of Angi Class A common stock and Angi Class B common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2023 will be deemed to be in-person attendees for purposes of determining whether a quorum has been met. Shares of Angi Class A common stock and Angi Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will Angi stockholders vote on at the Annual Meeting?

A:
Angi stockholders will vote on the following proposals:

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Proposal 1 — to elect eleven members of the Angi board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors);

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Proposal 2 — to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year; and

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to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to the Angi board of directors?

A:
You may vote in favor of all director nominees, withhold votes as to all director nominees or vote in favor of (and withhold votes as to) specific director nominees.

The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi Class A common stock and Angi Class B common stock voting together as a single class (hereinafter collectively referred to as “Angi capital stock”), with each share of Angi Class A common stock and Angi Class B common stock representing the right to one and ten vote(s), respectively.
The Angi board of directors recommends a vote FOR the election of each of the director nominees.
Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2023 and what votes are required to ratify this appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2023 requires the affirmative vote of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy and voting together.

The Angi board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2023.
Q:
How does IAC’s ownership of all of the shares of Angi Class B common stock outstanding affect votes cast in connection with the Annual Meeting?

A:
As of April 26, 2023 (the Annual Meeting record date), IAC beneficially owned and had the right to vote all of the shares of Angi Class B common outstanding, which holdings represented approximately 98.1% of the voting power of shares of Angi capital stock entitled to vote at the Annual Meeting. As a result, regardless of the vote of any other Angi stockholder, IAC has control over the vote on each matter submitted for stockholder approval at the Annual Meeting.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, Angi did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the two Angi officers who have been designated as proxies for the Annual Meeting, Shannon Shaw and Tanya M. Stanich, will each have the discretion to vote on those matters for stockholders who have submitted their proxy.
Q:
What do I need to do now to submit a vote?

A:
The Angi board of directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

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Submitting a proxy online: Submit your proxy online at www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Monday, June 19, 2023;

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Submitting a proxy by telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Monday, June 19, 2023; or

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Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2023 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials.
For shares of Angi Class A common stock held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
Q:
If I hold my Angi shares in street name, will my broker, bank or other holder of record vote my shares for me?

A:
If you hold your shares of Angi Class A common stock in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

Non-Discretionary Items. The election of directors is a non-discretionary item and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of Angi Class A common stock will be represented by broker non-votes in the case of this proposal.

Discretionary Items. The ratification of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2023 is a discretionary item. Generally, brokers, banks and/or other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion, and these votes will be counted for purposes of determining a quorum.
Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors). Shares represented by broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

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submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

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delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

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participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/ANGI2023 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you hold your shares of Angi Class A common stock through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.
Q:
What if I do not specify a choice for a matter when submitting a proxy?

A:
If you do not give specific instructions, proxies that are properly submitted will be voted FOR the election of all director nominees and FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for the 2023 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
Angi bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Angi may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person. Following the initial mailing of the Notice and proxy materials, Angi will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Angi Class A common stock and to request authority for the exercise of proxies. In such cases, Angi, upon the request of these holders of record, will reimburse these parties for their reasonable expenses.

Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualsharesholdermeeting.com/ANGI2023 and vote at that time and/or would like copies of any of the documents referred to in this proxy statement, contact Angi Investor Relations at 1.212.314.7400 or ir@angi.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
Proposal and Required Vote
At the upcoming Annual Meeting, a board of eleven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors). As described under the caption Director Nominations on page 12, pursuant to an investor rights agreement between Angi and IAC, six directors were nominated by IAC and the remaining five directors were nominated by the Angi board of directors. IAC has nominated Christopher Halpin, Kendall Handler, Joseph Levin, Glenn H. Schiffman, Mark Stein and Suzy Welch. The Angi board of directors has nominated Angela R. Hicks Bowman, Thomas R. Evans, Alesia J. Haas, Sandra Buchanan Hurse and Jeremy Philips.
Although Angi management does not anticipate that any of the director nominees will be unable or unwilling to stand for re-election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Angi board of directors.
The election of each Angi director nominee requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi capital stock voting together as a single class.
The Angi board of directors recommends a vote FOR the election of all director nominees.
Information Concerning Director Nominees
Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which IAC and Angi’s board of directors believe provide Angi with the perspective and judgment needed to guide, monitor and execute its strategies.
Angela R. Hicks Bowman, age 50, who also goes by Angie Hicks, has been a director of Angi and served as our Chief Customer Officer since September 2017. Prior to serving in these roles, Ms. Hicks Bowman co-founded Angie’s List in 1995 and served as its Chief Marketing Officer from May 2000 to September 2017 and as member of its board of directors from March 2013 to September 2017. Ms. Hicks Bowman earned a Bachelor of Arts in Economics from DePauw University, from which she received a Distinguished Alumni Award for Management and Entrepreneurship and the Robert C. McDermond Medal for Excellence in Entrepreneurship, and a Master of Business Administration degree from Harvard Business School. Ms. Hicks Bowman has received multiple awards for her entrepreneurial achievements, as well as her leadership in both the community and the technology field, including (among others) being awarded both the TechPoint Trailblazer Award and Harvard Business School’s Alumni Achievement Award in 2017. When concluding that Ms. Hicks Bowman should serve as a director, the Angi board of directors considered her service as Chief Customer Officer and her unique knowledge and experience regarding Angi and Angie’s List, as well as her leadership and operational experience, which she gained as co-founder of Angie’s List and through her former role as Chief Marketing Officer of Angie’s List.
Thomas R. Evans, age 68, has been a director of Angi since September 2017. Mr. Evans served as President and Chief Executive Officer of Bankrate, Inc. (a digital publisher of consumer financial content and rate information (“Bankrate”)) from June 2004 to December 2013, during which time he also served as a member of the board of directors of Bankrate. Following his retirement from Bankrate, Mr. Evans served as an advisor to the board of directors of Bankrate through December 2015. Prior to his tenure at Bankrate, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp. (a company specializing in the online processing of consumer credit card payments for government taxes, fees and fines) from August 1999 to September 2003, and as President and Chief Executive Officer of GeoCities Inc. (a community of personal websites) from March 1998 to June 1999. Prior to his digital experience, Mr. Evans was a 20-year veteran of the print magazine business, having served as President and Publisher of U.S. News & World Report, President of The Atlantic Monthly and President and Publisher of Fast Company, which he launched in 1995. Mr. Evans has served as a member of the board of directors of Shutterstock, Inc. (a provider of stock photography, stock footage, stock music and editing tools) since March 2012. When concluding that Mr. Evans should serve as a director, the Angi board of directors considered his experience as a public company chief executive officer, as well as his extensive digital experience in a variety of industries, high level of financial literacy and insight into the media industry.
Alesia J. Haas, 46, has been a director of Angi since September 2017. Ms. Haas has served as Chief Financial Officer of Coinbase Global Inc. (a publicly traded cryptocurrency platform (“Coinbase”)) since April 2018. Prior to joining Coinbase, Ms. Haas served as Chief Financial Officer of Sculptor Capital Management, Inc. (formerly Och Ziff Capital Management LLC, a publicly traded, global institutional alternative asset manager (“Sculptor”)) from December 2016 to April 2018. Prior to joining Sculptor, Ms. Haas served as Chief Financial Officer of OneWest Bank, N.A. (a California based commercial bank (“OneWest Bank”)) from January 2013 until its acquisition by CIT Group Inc. in December 2015. Prior to her tenure as Chief Financial Officer of OneWest Bank, Ms. Haas served as Interim Chief Financial Officer of OneWest Bank from September 2012 to January 2013 and as Head of Strategy for OneWest Bank from March 2009 to August 2015. Ms. Haas has also served as a member of the board of directors of Vimeo, Inc., since May 2021. When concluding that Ms. Haas should serve as a director, the Angi board of directors considered her experience as a public company chief financial officer, including her attendant risk oversight duties, and high level of financial literacy.
Christopher Halpin, age 46, has been a director of Angi since June 2022. He has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of IAC since February 2023 and prior to that time, served as Executive Vice President and Chief Financial Officer of IAC since January 2022. Prior to joining IAC, Mr. Halpin spent nearly a decade in leadership roles at the National Football League (the “NFL” or the “League”), most recently as NFL Executive Vice President and Chief Strategy & Growth Officer from December 2018 to January 2022, in which capacity he oversaw all strategic growth and development opportunities, including the League’s digital and sports betting strategies, data and analytics, and its expansion internationally. From March 2017 to December 2018, Mr. Halpin served as the League’s Chief Strategy Officer. Prior to (and from March 2017 to March 2018, contemporaneously with) this role, Mr. Halpin led the League’s Consumer Products Business from August 2014 to March 2018, including its activities in ecommerce and gaming, and before that time, he led strategy and business development for the League’s media business from June 2013 to August 2014. Before joining the NFL, Mr. Halpin was a Partner and Managing Director at Providence Equity Partners for thirteen years, during which time he led transactions across the firm’s media, entertainment and technology investments. Mr. Halpin began his career in the Merchant Banking Department of Goldman Sachs & Co. LLC. Mr. Halpin was nominated by IAC pursuant to the investor rights agreement. Mr. Halpin has extensive experience with consumer digital engagement and data and analytics across a range of technologies, platforms and businesses, as well as a high level of financial literacy and expertise regarding strategic transactions and investments.
Kendall Handler, age 38, has been a director of Angi since December 2020. She has served as Executive Vice President and Chief Legal Officer of IAC since January 2022, and prior to that time, served as Senior Vice President and General Counsel of IAC from January 2021 to January 2022. Prior to assuming these roles, Ms. Handler spent over three years overseeing all legal aspects of IAC’s mergers and acquisitions activity, first in her capacity as M&A Counsel of IAC and then as Vice President, M&A Counsel of IAC. Before joining IAC in 2017, Ms. Handler served for over six years as an associate at Wachtell, Lipton, Rosen & Katz, a New York City law firm, where she advised clients on mergers and acquisitions, corporate governance and other general corporate matters. Ms. Handler has served as a member of the board of directors of Vimeo, Inc. since May 2021. Ms. Handler was nominated by IAC pursuant to the investor rights agreement. Ms. Handler has expertise in mergers and acquisitions, strategic initiatives and corporate governance.
Sandra Buchanan Hurse, age 58, has been a director of Angi since November 2021. She has served as Managing Director, Chief Human Resources Officer of GCM Grosvenor (a leading global alternative asset firm) since May 2018. In this role, Ms. Hurse is responsible for overseeing GCM Grosvenor’s global human resources function, together with its office and real estate services. In addition to her role as Managing Director, Chief Human Resources Officer, Ms. Hurse serves as a member of GCM Grosvenor’s Office of the Chairman, as well as a member of the firm’s Environmental, Social and Governance and Diversity, Equity and Inclusion committees. Prior to her tenure at GCM Grosvenor, Ms. Hurse held various positions at Bank of America from 2013 to 2018, most recently serving as the Global Head of Human Resources for Corporate and Investment Banking. Prior to her tenure at Bank of America, Ms. Hurse held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. LLC from 2006 to 2013 and JP

Morgan Chase & Co. from 1998 to 2006. In her not-for-profit affiliations, Ms. Hurse serves as a member of the board of directors and the Human Resources Committee of The Harlem School of Arts, a member of the Council for Urban Professionals and as co-chair of its Nominating Committee and a member of the board of directors and Finance Committee of The Thurgood Marshall College Fund. Ms. Hurse received a Bachelor of Business Administration in Finance and Sociology from Bernard M. Baruch College and a Master of Business Administration in Marketing from the University of Michigan. When concluding that Ms. Hurse should serve as a director, the Angi board of directors considered her expertise in human resources, talent management and people operations, including her extensive expertise with people strategy gained through her leadership of various global human resources functions.
Joseph Levin, age 43, has served as Chief Executive Officer of Angi since October 2022 and as a director and Chairman of the Angi board of directors since September 2017. Mr. Levin has served as Chief Executive Officer and a director of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and he previously served in various capacities at IAC in strategic planning, M&A and finance since joining IAC in 2003. Mr. Levin has also served as a member of the board of directors of MGM Resorts International since August 2020 and previously served as a director and Chairman of the board of directors of Vimeo, Inc. (from May 2021 through March 2023), as a director of Match Group, Inc. (from October 2015 through September 2022) and as a member of the board of directors of Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. Mr. Levin was nominated by IAC pursuant to the investor rights agreement. Mr. Levin has unique knowledge and experience regarding Angi and its businesses that he has gained through his roles as Chairman and Chief Executive Officer of Angi, as well as through his various roles with IAC since 2003, most recently in his role as Chief Executive Officer of IAC. Mr. Levin has a high level of financial literacy and expertise regarding M&A, investments and other strategic transactions.
Jeremy Philips, age 50, has been a director of Angi since November 2021. He has been a general partner of Spark Capital (a venture capital firm responsible for early-stage funding of technology startups) since May 2014. From January 2012 until May 2014, Mr. Philips invested in various private technology companies. From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited (a holding company listed on the Australian Securities Exchange). From 2004 to 2010, Mr. Philips held various positions of increasing responsibility with News Corporation, most recently as Executive Vice President in the Office of the Chairman. Prior to his tenure at News Corporation, among other roles, Mr. Philips co-founded and served as Vice Chairman of ecorp (a publicly traded Internet holding company). Mr. Philips has served as a member of the board of directors of TripAdvisor, Inc. (a publicly traded online travel research company) since December 2011 and served as a member of the board of directors of Affirm Holdings, Inc. (a publicly traded financial technology company) from 2015 through December 2021. Mr. Philips also serves as a member of the board of directors of several private Internet companies. Mr. Philips is an adjunct professor at Columbia Business School and holds a Bachelor of Arts and a Bachelor of Laws from the University of New South Wales and a Master of Public Administration from the Harvard Kennedy School of Government. When concluding that Mr. Philips should serve as a director, the Angi board of directors considered his technology and marketplace expertise, as well as his strategic and operational experience acquired through his roles as a public company chief executive officer and other executive-level positions, high level of financial literacy and expertise regarding strategic investments and transactions.
Glenn H. Schiffman, age 53, has served as a director of Angi since June 2017. He has served as Executive Vice President and Chief Financial Officer of Fanatics, Inc. (a global digital sports platform (“Fanatics”)) since August 2021. As Chief Financial Officer of Fanatics, Mr. Schiffman is responsible for a broad set of financial and corporate functions across the entire Fanatics global enterprise, including corporate finance, M&A, treasury, financial planning and analysis, investor relations, accounting, information security, human resources, legal and corporate administration. Prior to his tenure at Fanatics, Mr. Schiffman served as Executive Vice President and Chief Financial Officer of IAC from April 2016 to August 2021 and as Chief Financial Officer of Angi from September 2017 until August 2019 and from February 2021 until July 2021. Prior to his tenure at IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group (a merchant bank focused on advising and investing in the technology, media and telecommunications industries) from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. Mr. Schiffman has also served as a member of the board of directors of Match Group, Inc. and Vimeo, Inc. since September 2016 and May 2021, respectively, and has served as Chairman of the board of directors of Vimeo, Inc. since March 2023. He is a member of the National Committee on United States-China Relations and a member of the Duke Children’s National Leadership Council. In Mr. Schiffman’s philanthropic efforts he focuses on endowing organizations and funding initiatives with permanent capital to make lasting change. He founded and is Chairman of the Valerie Fund Endowment, which supports children with cancer and blood disorders, created an Endowment at the Duke Medical Center to research and hopefully someday cure pediatric cancer, created an Endowment at Washington and Lee University to support Women’s Athletics and created an Endowment at Duke University to fund scholarships for athletes from underrepresented communities. Mr. Schiffman has a degree in economics and history from Duke University. He was named Institutional Investor’s CFO of the Year for the Midcap Internet Sector in 2018 and 2021. Mr. Schiffman was nominated by IAC pursuant to the investor rights agreement. Mr. Schiffman previously served as Chief Financial Officer of Angi and has also gained unique knowledge and experience regarding Angi and its businesses through his former role as Executive Vice President and Chief Financial Officer of IAC. In addition, through his public and private chief financial officer roles, Mr. Schiffman has risk management experience, as well as a high level of financial literacy and expertise regarding M&A, investments and other strategic transactions. Mr. Schiffman also has investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries.
Mark Stein, age 55, has served as a director of Angi since September 2017. Mr. Stein has served as Senior Advisor to IAC since March 2023. Prior to serving as Senior Advisor, Mr. Stein served as Executive Vice President and Chief Strategy Officer of IAC since January 2016. Prior to that time, Mr. Stein served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC from January 2008 and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from November 2012. Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein served on the board of directors of Match Group, Inc. from October 2015 through June 2020. Mr. Stein was nominated by IAC pursuant to the investor rights agreement. Mr. Stein has unique knowledge and experience regarding Angi and its businesses that he has gained through his various roles with IAC, as well as high levels of financial literacy and legal expertise, experience in operating a variety of online consumer service businesses and expertise regarding investments, partnerships and other strategic transactions.
Suzy Welch, age 63, has served as a director of Angi since September 2017. Ms. Welch is a business journalist, public speaker and author of the New York Times bestseller 10-10-10: A Life Transforming Idea, and an entrepreneur. Ms. Welch is also a co-author of the international best-sellers, The Real Life MBA and Winning. In addition to her writing and public speaking, Ms. Welch has served as a television commentator for numerous networks since 2002, and exclusively for NBC and CNBC since 2015. She has also been a contributing editor for LinkedIn, anchoring major editorial projects. From 2010 to 2020, Ms. Welch also served as a curriculum advisor for The Jack Welch Management Institute, which she co-founded. Ms. Welch began her career working as a reporter for The Miami Herald from September 1981 through June 1985, after which she attended Harvard Business School, where she graduated as a Baker Scholar in 1988. She then worked as a management consultant at Bain & Co. before joining the Harvard Business Review as a senior editor in January 1995. She was named editor-in-chief in 2001, serving in that position until April 2002. Ms. Welch also serves on several private company and non-profit boards. Ms. Welch was nominated by IAC pursuant to the investor rights agreement. Ms. Welch has broad general business experience that she has gained through her various affiliations with Harvard and The Jack Welch Management Institute, as well as expertise in business leadership, strategy and organizational behavior, topics about which she has written and spoken extensively.
Corporate Governance
Controlled Company Status. Angi is subject to the Marketplace Rules (the “Marketplace Rules’’) of The Nasdaq Stock Market, LLC (“Nasdaq’’), which exempt “Controlled Companies” from certain Nasdaq corporate governance requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, group or another company. IAC controls more than 50% of the voting power of Angi capital stock and has filed a Statement of Beneficial Ownership on Schedule 13D (and related amendments) regarding its Angi holdings with the SEC. On this basis, Angi is relying on the exemption for Controlled Companies from certain Nasdaq requirements, specifically, those that would otherwise require:
•
that a majority of the Angi board of directors consists of “independent” directors, as such term is defined in the Marketplace Rules; and

•
Angi to have a nominating/governance committee composed entirely of “independent” directors with a written charter addressing the committee’s purpose and responsibilities.

Pursuant to an investor rights agreement between Angi and IAC, we are obligated to avail ourselves of the exemption for Controlled Companies from certain Nasdaq requirements for so long as IAC controls more than 50% of Angi capital stock (and except as may be otherwise consented to by IAC).
Leadership Structure. Our business and affairs are overseen by the Angi board of directors, which currently has eleven members. The board of directors has an Audit Committee, an Executive Compensation Committee and a Compensation and Human Capital Committee. The Audit and Executive Compensation Committees are both comprised solely of independent directors. For more information regarding director independence and our Board committees, see the discussion under Director Independence on page 12 and The Board and Board Committees beginning on page 14. All of our directors play an active role in board matters, are encouraged to communicate among themselves and directly with the Chairman and Chief Executive Officer and have full access to Angi management at all times.
Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. Angi does not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of Angi’s Audit and Executive Compensation Committees ensures that directors with no ties to Angi management are charged with oversight for all financial reporting and executive compensation related decisions made by Angi management. At each regularly scheduled board meeting, the Chairperson of each of these committees will provide the full board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled board meeting.
Mr. Levin currently serves as our Chairman and Chief Executive Officer. Having served as Angi’s Chairman since September 2017, Mr. Levin is intimately familiar with our vision and strategic goals, as well as the risks and challenges we face. Mr. Levin also has extensive public board and leadership experience. In addition to this insight and experience, through his role as Chief Executive Officer of IAC, Mr. Levin has gleaned a wealth of unique knowledge and experience regarding Angi’s day-to-day operations and leadership team, as well as its various brands, products and platforms. Given this Angi-centric combination of knowledge, expertise and experience, the Company believes that Mr. Levin’s continued oversight as Chairman, coupled with his dedicated focus on the day-to-day management and continued growth of Angi and its various businesses as Chief Executive Officer, will help ensure that we can continue to move forward successfully with our vision and strategic goals, and accordingly, is the most appropriate leadership structure for Angi and its stockholders at this time.
Risk Oversight. Angi management is responsible for assessing and managing Angi’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Angi management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing Angi.

In developing this framework, Angi recognizes that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact Angi stockholder value. The Angi board of directors is responsible for overseeing Angi management in the execution of its responsibilities and for assessing Angi’s approach to risk management. The Angi board of directors exercises these responsibilities periodically as part of its meetings and through discussions with Angi management, as well as through the Audit Committee (which examines various components of financial and cybersecurity risks, among other risks) and the Compensation and Human Capital Committee (which examines compensation-related and workplace conduct risks, among other risks) as part of their responsibilities.
Information security and cybersecurity are key components of risk management at Angi and the Audit Committee is briefed each quarter (and where appropriate, the Angi board of directors) on the information security and cybersecurity programs of Angi and its various businesses and related priorities and controls. Certain compensation-related matters are also key components of risk management at Angi, with Angi periodically conducting risk assessments of its compensation policies and practices for its employees, including those related to its executive compensation programs. The goal of these assessments is to determine whether the general structure of Angi’s compensation policies and programs and the administration of these programs pose any material risks to Angi. The findings of any risk assessment are discussed with the Compensation and Human Capital Committee and, where appropriate, the Angi board of directors. Based upon these assessments, Angi believes that its compensation policies and programs do not encourage excessive or unnecessary risk taking and are not reasonably likely to have a material adverse effect on Angi.
In addition, an overall review of risks is inherent in the consideration by the Angi board of directors of Angi’s long-term strategies and in the transactions and other matters presented to the board, including significant capital expenditures, acquisitions and divestitures and financial matters. The role of the Angi board of directors in risk oversight of Angi is consistent with its leadership structure, with Angi’s Chairman and Chief Executive Officer and other members of Angi senior management having responsibility for assessing and managing Angi’s risk exposure, and the Angi board of directors and its committees providing oversight in connection with these efforts.
Hedging Policies and Practices. Angi’s policy on securities trading provides that no director, officer or employee of Angi and its businesses may engage in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to securities of Angi and/or its publicly traded affiliates, or engage in short sales with respect to securities of Angi and/or its publicly traded affiliates. This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among other transactions).
Stock Ownership Policy. Angi has a stock ownership policy to further align the interests of its named executive officers (“NEOs”) with those of its stockholders. The policy requires each of the Chief Executive Officer, Chief Financial Officer and other NEOs to hold a minimum number of shares of Angi Class A common stock by the fifth anniversary of their date of hire into an eligible position as follows: 1,000,000 shares for the Chief Executive Officer, 125,000 shares for the Chief Financial Officer and 75,000 shares for each other NEO. Mr. Russakoff was hired as Chief Executive Officer on June 9, 2022 and must attain his stock ownership guideline level by June 9, 2027 (as of the date of this proxy statement, he holds no shares of Angi Class A common stock). Mr. Kip has achieved his stock ownership guideline level (as of the date of this proxy statement, he holds 75,552 shares of Angi Class A common stock). Mr. Shanmugasundaram has achieved his stock ownership guideline level (as of the date of this proxy statement, he holds 81,023 shares of Angi Class A common stock). Ms. Shaw has achieved her stock ownership guideline level (as of the date of this proxy statement, she holds 328,604 shares of Angi Class A common stock). Angi NEOs generally must retain 25% of the net shares acquired upon the vesting or exercise of Angi equity awards (gross shares of Angi Class A common stock acquired upon vesting or exercise less shares of Angi Class A common stock sold or withheld to cover the exercise price (if applicable) and taxes due in connection with such vesting or exercise) until the applicable stock ownership guideline level is achieved.
Mr. Levin became our Chief Executive Officer on October 10, 2022 and has also served as Chief Executive Officer of IAC since June 2015. Given his recent assumption of the role of Chief Executive Officer of Angi, Mr. Levin has not yet attained his applicable stock ownership guideline level. However, given that he is currently in compliance with IAC’s fulsome stock ownership policy, it is the Company’s belief that he is effectively bearing the risk of holding shares of Angi Class A common stock through his sizable IAC common stock holdings given the impact that Angi’s results and the price per share of Angi Class A common stock have had on the price per share of IAC common stock historically. For additional information regarding Mr. Levin’s compliance with IAC’s stock ownership policy, see the disclosure under the caption Compensation Discussion and Analysis — Stock Ownership Policy in IAC’s 2023 proxy statement, which was filed with the SEC on May 1, 2023 (the “IAC 2023 Proxy Statement”).
Director Independence. Under the Marketplace Rules, the Angi board of directors has a responsibility to make an affirmative determination that those members of the board who serve as independent directors do not have any relationships with Angi and its businesses that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When making independence determinations, the Angi board of directors reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. Specifically, the Angi board of directors considers that in some cases in the ordinary course of business, Angi and its businesses and affiliates (including IAC and its other subsidiaries) may sell products and services to, and/or purchase products and services from, companies at which directors (or certain of their family members) are employed or serve as directors, or over which directors (or certain of their family members) may otherwise exert control and, if so, whether any payments were made to (or received from) such entities by Angi and its businesses and affiliates (including IAC and its other subsidiaries). Information relevant to independence determinations is obtained from director responses to questionnaires circulated by Angi management, as well as from Angi records and publicly available information. Once an independence determination is made, Angi management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on prior independence determinations.
In December 2022, the Angi board of directors determined that each of Messrs. Evans and Philips and Mses. Haas and Hurse are independent. In the case of Messrs. Evans and Philips and Mses. Haas and Hurse, no relationships of the type that would preclude a determination of independence under the Marketplace Rules or otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director were identified for consideration.
Of the remaining seven director nominees, six (Mses. Hicks Bowman and Handler, and Messrs. Halpin, Levin, Schiffman and Stein) are officers or former officers of Angi or IAC. And, in the case of Ms. Welch, a family member provided consulting services to IAC in 2019 and received fees from IAC for such services. Given these relationships, none of these directors was determined to be independent.
In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, in December 2022, the Angi board of directors also concluded that the members of the Audit and Executive Compensation Committees have satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit and compensation committee members.
Director Nominations. Pursuant to an investor rights agreement between Angi and IAC, IAC has the right to nominate a certain number of our directors (currently six) corresponding to its degree of equity and voting interest in us until such time as its equity and voting interest are both less than 10%, as well as appoint replacements of its designated directors should such individuals become unable or unwilling to serve. IAC has nominated Messrs. Levin, Halpin, Schiffman and Stein and Mses. Handler and Welch, and the remaining five directors (Messrs. Evans and Philips and Mses. Hicks Bowman, Haas and Hurse) were nominated by the Angi board of directors.
As a result of IAC’s rights under the investor rights agreement and the Controlled Company exemption, the Angi board of directors does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. While there are no specific requirements for eligibility to serve as a member of the Angi board of directors, in evaluating candidates, the board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Angi, whether the candidate’s experience and expertise would be beneficial to the board, whether the candidate is willing and able to devote the necessary time and energy to the work of the board and whether the candidate is prepared and qualified to represent the best interests of Angi’s stockholders. The Angi board of directors believes that the interests of Angi stockholders are best served when the board has a diverse balance of experience, skills and characteristics because it encourages a fuller discussion on board topics from a variety of viewpoints and with the benefit of many different experiences. Although the board does not have a formal diversity policy, the board considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other board members. The Company believes that the current board composition represents diverse experience and skills appropriate to Angi’s business. As contemplated by the board diversity requirements set forth in the Marketplace Rules, certain gender and demographic information for the Angi board of directors is set forth in the following matrix:
Board Diversity Matrix (as of May 9, 2023)
Board Size:
Total Number of Directors	11
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	—	1
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1
The Angi board of directors does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date, Angi has not received any such recommendations. However, the Angi board of directors would consider such recommendations, if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46240, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, will be shared with the full Angi board of directors for further review.
Communications with the Angi Board. Stockholders who wish to communicate with the Angi board of directors or a particular director may send such communication to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46240, Attention: Corporate Secretary.
The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder — Board Communication” or “Stockholder — Director Communication.” All such letters must identify the sender as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Angi board of directors or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Angi board of director, (or to the specified director(s)) if appropriate.
The Board and Board Committees
The Board. The Angi board of directors met six times and took action by written consent one time in 2022. All incumbent directors attended at least 75% of the meetings of the board and the board committees on which they served during 2022. Directors are not required to attend annual meetings of Angi stockholders. Two members of the Angi board of directors attended the Company’s 2022 Annual Meeting of Stockholders.
The Angi board of directors currently has three standing committees: the Audit Committee, the Executive Compensation Committee and the Compensation and Human Capital Committee.
Audit Committee. The members of the Audit Committee are Messrs. Evans and Philips and Ms. Haas, with Ms. Haas serving as the Chairperson of such committee. The Audit Committee met eight times and did not take any action by written consent in 2022.
The Audit Committee is appointed by the Angi board of directors and functions pursuant to a written charter adopted by the board, the most recent version of which is filed as Appendix A to this proxy statement. The Audit Committee assists the board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, Angi’s independent registered public accounting firm, Angi’s internal auditors and Angi management. The formal report of the Audit Committee is set forth on page 17.
The Angi board of directors has concluded that Ms. Haas is an “audit committee financial expert,” as such term is defined in applicable SEC and Marketplace Rules and has satisfied the independence requirements set forth therein.
Executive Compensation and Compensation and Human Capital Committees. The members of: (i) the Executive Compensation Committee are Mr. Evans and Mses. Haas and Hurse and (ii) the Compensation and Human Capital Committee are Mr. Evans and Mses. Haas, Hurse and Welch, with Mr. Evans serving as the Chairperson of both committees. The Executive Compensation Committee met twice and took action by written consent nine times in 2022. The Compensation and Human Capital Committee met twice and took action by written consent twelve times in 2022.
Both committees are appointed by the Angi board of directors and each committee functions pursuant to a written charter adopted by the board, the most recent versions of which are filed as Appendices B and C, respectively, to this proxy statement. Except for those matters reserved exclusively for the Executive Compensation Committee (as described below), both committees assist the Angi board of directors with all matters relating to, and have overall responsibility for approving and evaluating, all Angi compensation plans, policies and programs. Since February 2023, the Compensation and Human Capital Committee has also had oversight responsibility for Angi’s risk assessment and management policies related to workplace conduct. Both committees may form and delegate authority to subcommittees and may delegate authority to one or more of their respective members. While the committees generally meet and take action jointly, where appropriate or required, either committee can take action unilaterally. In addition, the Compensation and Human Capital Committee may also delegate to one or more specified Angi officers its authority to make grants of equity-based compensation to the extent allowed under applicable law.
Matters reserved exclusively for the Executive Compensation Committee relate to the compensation of Angi’s Chief Executive Officer and other “officers” (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Accordingly, the Executive Compensation Committee has overall responsibility for approving and evaluating all Angi compensation plans, policies and programs in which these officers are the exclusive participants and any Angi compensation plans, policies, and programs that may affect such officers.
For additional information on Angi’s processes and procedures for the consideration and determination of executive compensation and the related roles of the Executive Compensation and Compensation and Human Capital Committees, Angi management and consultants, see the discussion under Compensation Discussion and Analysis generally beginning on page 21. The joint report of the Executive Compensation and Compensation and Human Capital Committees is set forth on page 27.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to stockholder ratification, the Audit Committee has appointed Ernst & Young LLP as Angi’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as Angi’s independent registered public accounting firm for 2023, the Audit Committee considered: (i) the firm’s performance as Angi’s independent registered public accounting firm, (ii) the fact that the firm has served as the independent registered public accounting firm for IAC (which included certain Angi businesses when they were wholly-owned by IAC) since 1996 and previously served as the independent registered public accounting firm for Angie’s List for many years when it was an independent public company, (iii) the firm’s independence with respect to the services to be performed for Angi and (iv) the firm’s strong and considerable qualifications and general reputation for adherence to professional auditing standards.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy and voting together.
The Angi board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2023.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee functions pursuant to a written charter adopted by the Angi board of directors, the most recent version of which is filed as Appendix A to this proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the board with the monitoring of: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity, and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Angi’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the Company’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Angi for the year ended December 31, 2022 with Angi’s management and Ernst & Young LLP, Angi’s independent registered public accounting firm.
The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Angi and its management.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Angi be included in Angi’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Members of the Audit Committee
Alesia J. Haas (Chairperson)
Thomas R. Evans
Jeremy Philips

Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth fees for all professional services rendered by Ernst & Young to Angi for the years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees	$2,572,876(1)	$2,134,402(2)
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	$2,572,876	$2,134,402
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,572,876	$2,134,402

(1)
Audit Fees in 2022 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports and (ii) for statutory audits (audits required by local law performed for an Angi business in a jurisdiction abroad).

(2)
Audit Fees in 2021 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) for statutory audits (audits required by local law performed for an Angi business in a jurisdiction abroad) and (iii) for accounting consultations.

Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Angi’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from Angi and its management. Unless a type of service to be provided by Angi’s independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.
All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it (as and if appropriate). Pre-approved fee levels for all services to be provided by Angi’s independent registered public accounting firm are established periodically from time to time by the Audit Committee.
Pursuant to this pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING ANGI EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Background information about current Angi executive officers who are not director nominees is set forth below. For background information about Angi’s Chairman and Chief Executive Officer, Joseph Levin, see the discussion under “Information Concerning Director Nominees” beginning on page 6.
David Fleischman, age 50, has served as Chief Product Officer of Angi since February 2023. Prior to joining Angi, Mr. Fleischman served as Interim Chief Product Officer for ALSAC (the fundraising arm of St. Jude Children’s Research Hospital) from October 2022 through January 2023, where he strategized and managed the development of products to raise funds for the hospital. Prior to that time, Mr. Fleischman served as Senior Vice President of Product Development for Compass, Inc. (a real estate company) from February 2021 to October 2022, in which capacity he led the core platform and customer-facing product management teams. Prior to his tenure at Compass, Mr. Fleischman served as Chief Growth Officer of Blue Nile, Inc. (a leading online jeweler and diamond retailer) from September 2019 to February 2021, in which capacity he was responsible for end-to-end customer experiences, and as Chief Product Officer of Blue Nile, Inc. from October 2017 to September 2019, in which capacity he was responsible for executing a renewed vision for Bluenile.com and the Blue Nile Experience. Prior to that, Mr. Fleischman worked in a variety of product roles at Expedia from February 2011 until October 2017.
Jeffrey W. Kip, age 55, has served as Chief Executive Officer of HomeAdvisor International since April 2016. Prior to serving in this role, Mr. Kip served as Chief Financial Officer of IAC from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company (a national bakery-cafe concept in the United States and Canada (“Panera”)) from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera’s Vice President, Finance and Planning, and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS (an investment banking firm), and from August 1999 until November 2002, as an Associate at Goldman Sachs & Co. LLC (an investment banking firm). Since May 2022, Mr. Kip has served on the board of directors of Berkshire Hills Bancorp, Inc. (a bank holding company) and its subsidiary, Berkshire Bank (the largest regional bank headquartered in Massachusetts and the operator of 130 branches in New England, New York and the Mid-Atlantic).
Andrew Russakoff, age 44, has served as Chief Financial Officer of Angi since June 2022. Prior to assuming this role, Mr. Russakoff served as Vice President, Financial Planning, of IAC since February 2018. In that capacity, he partnered with the IAC executive team on investor relations and financial analysis for IAC’s portfolio of digital and media subsidiaries. Prior to joining IAC in 2015 as Senior Director, Financial Planning, Mr. Russakoff served as Vice President of Finance and Operations for GameChanger Media, Inc. (a venture-capital backed sports technology startup) from 2014 to 2015, and as Vice President of Strategy and Business Development for Pellucid Analytics (a finance-oriented technology company and data platform). Prior to that time, Mr. Russakoff was an investment banker at Credit Suisse. Since 2017, Mr. Russakoff has served as an advisor to Gatsby, a social promotions and website development startup.
Kulesh Shanmugasundaram, age 47, has served as Chief Technology Officer of Angi since March 2021. Previously, Mr. Shanmugasundaram held various leadership roles at Angi’s Handy business, including as Chief Technology Officer and Senior Vice President, Engineering, since March 2016. Prior to his tenure with the Handy business, Mr. Shanmugasundaram held multiple engineering leadership roles, including Director of Engineering, at Amplify Education, Inc. from 2011 to 2015, where he built products used by millions of students in classes nationwide. Mr. Shanmugasundaram also co-founded two startup companies, Digital Assembly LLC (a digital forensics software company) and Vivic Networks LLC (a computer software company that commercialized his research in network security and digital forensics).
Shannon M. Shaw, age 48, has served as Chief Legal Officer of Angi since March 2019. In her current role, Ms. Shaw oversees all legal and compliance matters across Angi’s various brands and businesses. Before joining Angi, Ms. Shaw served as Chief Counsel, Americas for dormakaba Inc. (a global provider of access control and security solutions) from August 2018 to March 2019, where she oversaw the company’s legal operations for North America, Mexico and South America. Prior to her tenure at dormakaba Inc., Ms. Shaw served as General Counsel/Chief Legal Officer of Angie’s List from September 2011 to April 2018. Prior to her tenure at Angie’s List, Ms. Shaw was a labor and employment attorney at the law firm of

Barnes & Thornburg, LLP from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw also served as Media Relations Coordinator at Clarian Health Partners (a large hospital conglomerate) from 1997 to 2000.
Dhanusha Sivajee, age 46, has served as Chief Marketing Officer of Angi since September 2021. In this role, Ms. Sivajee oversees Angi’s brand marketing vision, strategy and execution for both consumers and service professionals. Prior to this role, she served as Chief Marketing Officer of The Knot Worldwide (a media and technology company previously known as XO Group Inc.) from September 2014 to August 2021, where she was an integral part of the executive team responsible for the media to marketplace transformation. Prior to that time, Ms. Sivajee served as Chief Marketing Officer for the AOL Brand Group’s suite of brands from March 2013 to August 2014. Prior to her tenure in these roles, Ms. Sivajee held senior level marketing and content development positions at Bloomberg L.P. and Home Box Office, Inc. Ms. Sivajee has also served as a member of the board of directors of HNI Corporation (a leading manufacturer of workplace furnishings and residential building products) since 2019.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides information regarding Angi’s compensation program as it relates to the following persons, whom we refer to in this CD&A as our “named executive officers” (the “NEOs”) for the year ended December 31, 2022:
Current Executive Officers:
•
Joseph Levin, Chief Executive Officer (effective October 10, 2022);

•
Andrew Russakoff, Chief Financial Officer (effective June 9, 2022);

•
Jeffrey W. Kip, Chief Executive Officer, HomeAdvisor International;

•
Kulesh Shanmugasundaram, Chief Technology Officer; and

•
Shannon Shaw, Chief Legal Officer;

Former Executive Officers:
•
Oisin Hanrahan, Chief Executive Officer (through October 10, 2022);

•
Jeff Pedersen, Chief Financial Officer (through June 9, 2022); and

•
Umang Dua, Chief Revenue Officer — Services (through December 5, 2022).

Philosophy and Objectives
Angi’s executive officer compensation program is designed to increase long-term value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives.
When establishing compensation packages for a given executive, we follow a flexible approach, and make decisions based on a host of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.
Similarly, we do not follow an arithmetic approach to establishing ongoing compensation levels and measuring and rewarding short-term and long-term performance, as we believe this approach often fails to adequately take into account the multiple factors that contribute to success at the individual executive officer and business level. In any given period, we may have multiple objectives, and these objectives (and their relative importance) often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and have relied primarily on a discretionary approach.
While we consider market data in establishing broad compensation programs and practices and periodically assess the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. We make decisions based on a host of factors particular to a given executive officer’s situation, including those described above and our understanding of the current environment, and believe that over-reliance on survey data (or a benchmarking approach) is too rigid and stale for the dynamic and fast changing marketplace for talent in which we participate.
Roles and Responsibilities
We have a Compensation and Human Capital Committee, consisting of Mr. Evans and Mses. Haas, Hurse and Welch, that has the primary responsibility for establishing our compensation philosophy and programs, and an Executive Compensation Committee (referred to in this CD&A as the “Committee”), consisting of Mr. Evans and Mses. Haas and Hurse, three independent directors who have the primary responsibility of determining appropriate payments and awards to our NEOs and other executive officers. The Committee reserves the right to solicit the advice of consulting firms and engage legal counsel, as appropriate. Angi management may also solicit survey or peer compensation data from various consulting firms from time to time and review such information with the Committee.
All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Mr. Hanrahan, the Company’s former Chief Executive Officer (as it relates to compensation decisions made prior to his departure), and Mr. Levin, the Company’s current Chairman and Chief Executive Officer, in each case, except with respect to his own compensation. Certain of our executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools.
In late 2021, Angi management engaged Compensation Advisory Partners (“CAP”) to provide comparative market data in connection with its own analysis of Angi’s equity and other compensation practices. While this information was reviewed with the Committee, CAP did not have any role in determining or recommending the amount or form of Angi executive compensation for 2022.
In early 2023, Mr. Levin met with the Committee and discussed his view of the Company’s performance, as well as individual executive officer performance for 2022. Thereafter, the Committee members met and discussed these recommendations and ultimately determined the annual bonus amount for each of our NEOs and our other executive officers. In establishing a given executive officer’s compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior compensation histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive officer’s situation is evaluated on a case-by-case basis each year, considering a variety of relevant factors at that time.
In connection with the Company’s preparation for its annual compensation review in late 2022, the Committee retained Compensia, Inc. (“Compensia”), an independent compensation consulting firm. As part of the annual compensation review process, the Company asked Compensia to conduct a competitive market assessment of the Company’s executive compensation program. Compensia compiled data from proxy statements and other SEC filings of peer companies and industry specific compensation survey data regarding compensation for executive officer positions, where available, to assist the Committee in its general understanding of current compensation practices. Compensia also provides the Committee, on at least an annual basis, with input on recent developments and best practices, emerging trends and regulatory issues concerning executive compensation.
Based on the consideration of the various independence factors specified in applicable SEC and Marketplace Rules, and a review of these factors for 2022, the Committee determined that its relationship with Compensia, and the work of Compensia on behalf of the Committee, does not raise any conflict of interest. The Committee will review the independence of Compensia (or any compensation consultant) annually.
Compensation Elements
General
Compensation packages for each of our NEOs and other executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we review the total compensation of each executive officer, evaluating total near- and long-term compensation in the aggregate. We determine which element or combinations of compensation elements (salary, bonus and/or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and made on a facts and circumstances basis without any prescribed relationship among the various elements of the total compensation package.
CEO Compensation
Mr. Levin, our Chairman and Chief Executive Officer, also serves as Chief Executive Officer of IAC, our controlling shareholder. Mr. Levin does not receive any compensation directly from Angi. Mr. Levin receives compensation directly from IAC, as approved by IAC’s Compensation and Human Capital Committee. Upon his appointment as Chief Executive Officer of Angi on October 10, 2022, a portion of Mr. Levin’s IAC compensation was allocated to Angi based on the amount of time spent on matters for each of Angi and IAC. This allocation methodology was deemed reasonable, and therefore approved by the Committee. In addition, in early 2023, the Committee reviewed historical information on compensation paid to former Company chief executive officers and peer data to confirm the reasonableness of the allocated amounts relating to Mr. Levin’s bonus and other cash and non-cash compensation. This allocation methodology will be reviewed periodically, as appropriate.
Salary
A new executive officer’s starting salary is typically negotiated upon arrival, based on the executive officer’s prior compensation history, prior compensation levels for the particular position at the Company, the executive officer’s location, salary levels of other executive officers, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which we desire to secure the executive officer’s services.
Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive officer’s increased value. The Company agreed upon a starting salary with Mr. Russakoff in connection with his joining the Company in June 2022. In addition, after consideration of market data and discussions with Mr. Shanmugasundaram, his salary was increased on December 15, 2022 to $500,000. No other executive officer’s salary was adjusted during 2022.
Annual Bonuses
General. Angi’s annual bonus program is designed to reward performance on an annual basis. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive officer’s total compensation, the bonus program provides an important incentive tool to achieve annual objectives. The Company generally pays annual bonuses shortly after year-end following the finalization of financial results for the prior year.
The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year and success is measured subjectively. In setting individual annual bonus amounts for executive officers, the Committee considers a variety of factors regarding the Company’s overall performance, such as growth in revenue and profitability, achievement of strategic objectives by the Company and its positioning for future growth, an individual’s performance and contribution to the Company, and, in the case of NEOs, the bonus amount for each NEO relative to other NEOs. No quantified weight is given to any particular consideration. The Committee engages in an overall assessment of appropriate bonus levels based on consideration of corporate and individual performance factors, as applicable.
NEO and other executive officer bonuses may be highly variable from year-to-year depending on Company performance and, in certain circumstances, individual executive officer performance. Accordingly, we believe that our bonus program provides strong incentive to support the Company’s strategic development and growth.
2022 Bonuses. In determining bonuses for 2022 performance for executive officers (other than Mr. Levin), the Committee considered a variety of factors, including: (i) continued efforts relating to the Company’s rebranding and business integration, including the renaming of the Company to Angi Inc. and updating of a leading brand, Angie’s List, to Angi, (ii) improved revenue and gross profit, delivering almost $1.8 billion in revenue, including 4% growth at the Ads and Leads business and 31% growth at the Services business, and $1.4 billion of consolidated gross profit, and (iii) implementing cost-cutting and other strategic initiatives to position the Company for long-term growth. In addition, 2022 achievements were considered and compared to achievements and bonus levels in prior years and market data was considered as well. As noted above, in setting individual bonus amounts, there was no weight assigned to any specific factor and no application of a formulaic calculation.

Long-Term Incentives
General. The Committee believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with other employment opportunities in a competitive marketplace. In addition, the Committee believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time.
In setting particular equity award levels, the predominant objectives have been providing effective retention incentives, appropriate rewards for past performance and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors. The annual corporate performance factors relevant to setting bonus amounts that were discussed above are also taken into account, although equity awards tend to be more forward-looking, and are a longer-term retention and reward instrument than annual bonuses. For the equity awards described below, vesting is conditioned upon the NEO’s continued service through the vesting date(s), except as noted immediately below or under the Severance section below.
2022 Equity Awards. In 2022, the Committee granted Angi restricted stock units (“RSUs”) to our NEOs with the following grant date fair values:
Named Executive Officers	2022 RSU Grants
Joseph Levin	—
Andrew Russakoff	$4,699,997
Jeffrey W. Kip	—
Kulesh Shanmugasundaram	$1,499,996
Shannon Shaw	$1,619,503
Oisin Hanrahan	$2,444,754
Jeff Pedersen	—
Umang Dua	$7,999,997
The Angi RSUs granted to our NEOs in 2022 will vest, subject to continued service, as described under the caption Grants of Plan-Based Awards in 2022. Mr. Russakoff’s awards were granted in connection with his assuming the role of Chief Financial Officer. The awards were intended to compensate Mr. Russakoff for amounts he would otherwise have been entitled to receive from his prior employer and also reflected the Committee’s view of an appropriate award given his qualifications for the role and an appropriate incentive for the contributions he would be expected to make at Angi. Mr. Dua’s award was in recognition of his ongoing efforts in building the Services business and was scheduled to vest, subject to continued service, in 2024 and 2025, which was after all of his other then outstanding Angi equity awards would have vested. This award was forfeited and canceled in its entirety following the termination of Mr. Dua’s employment on March 31, 2023. For a discussion regarding the treatment of Mr. Hanrahan’s award following the termination of his employment on October 10, 2022, see Grants of Plan-Based Awards in 2022.
2022 Employment Related Arrangements
New Employment Agreement for Mr. Russakoff. In connection with Mr. Russakoff’s appointment, the Company and Mr. Russakoff entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Russakoff became our Chief Financial Officer on June 9, 2022 (the “Effective Date”). The Employment Agreement has a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Russakoff 90 days prior to the expiration of the then current term.
The Employment Agreement provides that during the term, Mr. Russakoff will be eligible to receive an annual base salary (currently $400,000), annual discretionary bonuses with a target amount equal to 100% of his annual base salary, equity awards and such other employee benefits as may be reasonably determined by the Committee from time to time. Notwithstanding the foregoing, Mr. Russakoff’s bonus for 2022 performance was prorated to a target of $315,000.

The Employment Agreement also provides that Mr. Russakoff will receive: (i) Angi restricted stock units with a grant date value of $3,000,000 that vest in equal installments over three years on the anniversary of the grant date (June 9, 2022), and (ii) Angi restricted stock units with a grant date value of $1,700,000 that vest in one lump sum installment on February 15, 2025 (the “2022 Cliff Vesting Award”), in each case, subject to continued service.
Upon a termination of Mr. Russakoff’s employment by Angi without cause (and other than by reason of death or disability) or due to Mr. Russakoff’s resignation for good reason (both as defined in the Employment Agreement) or the timely delivery of a non-renewal notice by Angi, subject to the execution and non-revocation of a release, and his compliance with the restrictive covenants set forth below: (i) Angi will continue to pay Mr. Russakoff his annual base salary for one (1) year following such termination or resignation (the “Severance Period”) and (ii) all unvested Angi equity awards (including any cliff vesting awards (other than the 2022 Cliff Vesting Award), which will be pro-rated as though such awards had an annual vesting schedule) held by Mr. Russakoff that would have otherwise vested during the Severance Period will vest as of the date of his termination of employment. The 2022 Cliff Vesting Award, to the extent unvested, will also vest as of the date of his termination of employment as follows:
Prior to February 15, 2023	60%
On or after February 15, 2023, but prior to February 15, 2024	80%
On or after February 15, 2024	100%
Pursuant to the Employment Agreement, Mr. Russakoff is bound by a covenant not to compete with Angi and its businesses during the term of his employment and the Severance Period and by covenants not to solicit Angi’s employees or business partners during the term of his employment and for twelve (12) months after termination or resignation. In addition, Mr. Russakoff has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.
Separation Agreements and Transition Agreement. During 2022, the Company entered into: (i) separation agreements with Messrs. Hanrahan and Pedersen in connection with each of them stepping down from their respective roles with the Company and (ii) a transition agreement with Mr. Dua in connection with his stepping down from his role as Chief Revenue Officer Services and his agreement to serve as a Senior Advisor to the Company through March 31, 2023. See Estimated Potential Payments Upon Termination or Change in Control for the principal terms of each of these agreements. Certain amounts paid or to be paid to Mr. Hanrahan were in addition to amounts he would have been entitled to under his employment agreement in consideration of his agreeing to assist with transition matters.
Change of Control
Angi equity awards for NEOs and certain other executive officers generally include a “double-trigger” change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award holder suffers an involuntary termination of employment during the two-year period following such change of control. We believe that providing for the acceleration of the vesting of equity awards in these circumstances will assist in the retention of our executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the Severance caption, the term “involuntary termination” means a termination by the Company without cause or a resignation for good reason or similar construct.
Severance
We generally provide our NEOs and certain other executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that by providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from the Company.
Other Compensation
Under limited circumstances, certain of our NEOs have received non-cash and non-equity compensatory benefits. These benefits are included as other compensation in the Summary Compensation Table on page 28. Our NEOs and other executive officers do not participate in any deferred compensation or retirement program other than IAC’s 401(k) plan.
Tax Deductibility
Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to Angi’s current NEOs, including its Chief Executive Officer and Chief Financial Officer, and certain former NEOs, will not be deductible by reason of Section 162(m) of the Code unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017 (“Grandfathered Arrangements”). The Committee reserves the right to modify Grandfathered Arrangements in a manner that results in the loss of a compensation deduction if it determines that such modifications are consistent with Angi’s best interests.
In addition, the Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for the Company’s executive officers, the potential deductibility of the compensation payable under those plans and arrangements is just one relevant factor to consider. For that reason, the Committee may deem it appropriate to provide one or more of the Company’s executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to its financial performance or equity incentive awards tied to a given executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) of the Code. The Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Accounting for Stock-Based Compensation
The Company follows Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) for its stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT
The Executive Compensation and Compensation and Human Capital Committees have reviewed the Compensation Discussion and Analysis and discussed it with Angi management. Based on this review and discussions, such committees have recommended to the Angi board of directors that the Compensation Discussion and Analysis be included in Angi’s 2022 Annual Report on Form 10-K and this proxy statement.
Members of the Executive Compensation Committee
Thomas R. Evans (Chairperson)
Alesia J. Haas
Sandra Buchanan Hurse
Members of the Compensation and Human Capital Committee
Thomas R. Evans (Chairperson)
Alesia J. Haas
Sandra Buchanan Hurse
Suzy Welch
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Company has an Executive Compensation Committee, comprised of Mr. Evans and Mses. Haas and Hurse, and a Compensation and Human Capital Committee, comprised of Mr. Evans and Mses. Haas, Hurse and Welch. No member of these committees has been an officer or employee of Angi or IAC at any time during his or her respective service on the committee(s).

EXECUTIVE COMPENSATION
Overview
This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our NEOs in 2022, as well as Angi RSUs granted to them in 2022, equity awards held by them on December 31, 2022 and the dollar value realized by them upon the vesting of Angi RSUs during 2022.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joseph Levin Chief Executive Officer (effective October 10, 2022)(3)	2022	$120,472	$330,000	—	—	$450,472
Andrew Russakoff Chief Financial Officer (effective June 9, 2022)	2022	$192,134	$315,000	$4,699,997	$5,308	$5,212,439
Jeffrey W. Kip Chief Executive Officer, Home Advisor International	2022	$575,000	$350,000	—	$10,000	$935,000
	2021	$575,000	$300,000	—	$10,000	$885,000
	2020	$597,115	$250,000	$754,798	$10,000	$1,611,913
Kulesh Shanmugasundaram Chief Technology Officer (effective March 25, 2021)(4)	2022	$400,769	$250,000	$1,499,996	$8,250	$2,159,015
	2021	$382,527	$250,000	$3,199,978	$8,087	$3,840,591
Shannon Shaw Chief Legal Officer	2022	$400,000	$180,000	$1,619,503	$8,250	$2,207,753
Oisin Hanrahan Former Chief Executive Officer (through October 10, 2022)(5)	2022	$444,231	$1,250,000	$2,444,754	$618,111	$4,757,096
	2021	$518,443	$700,000	$41,132,595	$8,250	$42,359,288
	2020	$340,577	$500,000	$7,068,714	$8,250	$7,917,541
Jeff Pedersen Former Chief Financial Officer (through June 9, 2022)(6)	2022	$272,221	$500,000	—	$8,250	$780,471
	2021	$226,027	$226,027	$9,499,999	$5,679	$9,957,733
Umang Dua Former Chief Revenue Officer – Services (through December 5, 2022)(7)	2022	$400,000	$250,000	$7,999,997	$7,789	$8,657,786
	2021	$372,330	$400,000	$10,822,469	—	$11,594,799

(1)
The amounts in the table above under the column header Stock Awards reflect the grant date fair value of Angi RSUs, calculated by multiplying the closing price of Angi Class A common stock on the grant date by the number of Angi RSUs awarded.

(2)
For Messrs. Russakoff, Kip, Shanmugasundaram, Pedersen and Dua and Ms. Shaw in 2022, reflects 401(k) matching amounts. For Mr. Hanrahan in 2022, reflects: (i) continued salary payments ($550,000 per annum) for the period from October 10, 2022 through October 10, 2023 pursuant to that certain Separation Agreement, dated as of October 10, 2022, between Mr. Hanrahan and the Company (the “Hanrahan Separation Agreement”), (ii) for the period from October 10, 2022 through October 10, 2023, payments for COBRA premiums (approximately $27,145) and related gross ups for applicable taxes (approximately $32,716) pursuant to the Hanrahan Separation Agreement and (iii) $8,250 of 401(k) matching amounts.

(3)
Mr. Levin has served as Chief Executive Officer of Angi since October 10, 2022, Chairman of the Angi Board since September 2017 and Chief Executive Officer of IAC since June 2015. Amounts in the table above for Mr. Levin reflect those portions of his IAC 2022 salary and his IAC bonus for 2022 performance allocated to Angi for his services as Chief Executive Officer of Angi for the period from October 10, 2022 through December 31, 2022. See Compensation Discussion and Analysis on page 20 and Certain Relationships and Related Person Transactions — Relationships Involving IAC —  Allocation of Chief Executive Officer Compensation and Certain Costs.
(4)
Prior to his appointment as Chief Technology Officer of Angi, Mr. Shanmugasundaram served as Chief Technology Officer and Senior Vice President, Engineering, of the Company’s Handy business.

(5)
Prior to his appointment as Chief Executive Officer of Angi in February 2021, Mr. Hanrahan served as Chief Product Officer of Angi from June 2019.

For Mr. Hanrahan, the amount in the: (i) Bonus column for 2022 reflects a bonus for 2022 performance pursuant to the Hanrahan Separation Agreement and (ii) Stock Awards column in the table above for 2022 reflects the grant date fair value of Angi RSUs received by Mr. Hanrahan in connection with him agreeing to assist with transition matters following the termination of his employment and in lieu of the potential pro rata vesting of Angi performance RSUs granted to him in September 2021, which were forfeited. See footnote 6 to the Grants of Plan-Based Awards in 2022.
(6)
Mr. Pedersen served as Chief Financial Officer of Angi from July 19, 2021 through June 9, 2022, after which he provided consulting services to Angi through July 19, 2022.

For Mr. Pedersen, the amounts in the Bonus column in the table above for 2022 reflects a one-time payment in lieu of continued base salary payments pursuant to his prior employment agreement over the twelve (12) month period following his termination of employment pursuant to that certain Separation Agreement, dated as of June 9, 2022, between Mr. Pedersen and the Company (the “Pedersen Separation Agreement”).
(7)
Prior to his appointment as Chief Revenue Officer — Services of Angi in February 2021, Mr. Dua served as Chief Operating Officer and Co-Founder of the Company’s Handy business.

Following his tenure as Chief Revenue Officer — Services of Angi and pursuant to that certain Transition Agreement, dated as of December 5, 2022, between Mr. Dua and the Company (the “Transition Agreement”), Mr. Dua agreed to serve (and served) as a senior advisor through March 31, 2023.
Grants of Plan-Based Awards in 2022
The table below provides information regarding Angi RSUs granted to our NEOs in 2022.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Joseph Levin(2)	—	—	—
Andrew Russakoff(3)	6/9/2022	921,568	$4,699,997
Jeffrey W. Kip	—	—	—
Kulesh Shanmugasundaram(4)	3/1/2022	212,464	$1,499,996
Shannon Shaw(5)	5/20/2022	323,254	$1,619,503
Oisin Hanrahan(6)	10/10/2022	828,730	$2,444,754
Jeff Pedersen	—	—	—
Umang Dua(7)	3/1/2022	1,133,144	$7,999,997

(1)
Represents the grant date fair value of Angi RSUs, calculated by multiplying the closing price of Angi Class A common stock on the grant date by the number of Angi RSUs awarded.

(2)
Mr. Levin did not receive any Angi or IAC equity awards in 2022.

(3)
Represents: (i) 588,235 Angi RSUs that vest in equal installments over three years on the anniversary of the grant date (June 9, 2022) and (ii) 333,333 Angi RSUs that vest in one lump sum installment on February 15, 2025, in each case, subject to continued service.
(4)
Represents Angi RSUs that vest in equal installments over three years on the anniversary of the grant date (March 1, 2022), subject to continued service.

(5)
Represents Angi RSUs that vest in equal installments over three years on each of April 1, 2023, 2024 and 2025, subject to continued service.

(6)
Represents Angi RSUs received by Mr. Hanrahan in connection with him agreeing to assist with transition matters following the termination of his employment and in lieu of the potential pro rata vesting of Angi performance RSUs granted to him in September 2021, which were forfeited. These Angi RSUs vest upon the earlier of April 9, 2024 or a change in control of the Company (as defined in the Company’s omnibus stock and incentive plan), subject to Mr. Hanrahan’s compliance with the terms of the Hanrahan Separation Agreement.

(7)
Represents Angi RSUs that vest in two equal installments on the second and third anniversaries of the grant date (March 1, 2022), subject to continued service.

Outstanding Equity Awards at 2022 Fiscal Year-End
The table below provides information regarding equity awards denominated in shares of Angi Class A common stock and shares of an Angi subsidiary (as applicable) held by our NEOs as of December 31, 2022. None of our NEOs held any Angi stock options, stock appreciation rights, shares of restricted stock or other similar awards as of December 31, 2022. The market value of Angi RSUs is based on the closing price of Angi Class A common stock on December 30, 2022 ($2.35).
	Angi Stock Awards(1)
Name	Number of shares or units of stock that have not vested (#)	Market value of share or units of stock that have not vested ($)
Joseph Levin(2)	—	—
Andrew Russakoff(3)	921,568	$2,165,685
Jeffrey W. Kip(4)	73,855	$173,559
Kulesh Shanmugasundaram(5)	371,906	$873,979
Shannon Shaw(6)	577,599	$1,357,358
Oisin Hanrahan(7)	828,730	$1,947,516
Jeff Pedersen	—	—
Umang Dua(8)	1,712,062	$4,023,346

(1)
For a discussion of the treatment of the Angi RSUs described above in connection with certain terminations of employment or a change in control of Angi, see Estimated Potential Payments Upon Termination or Change in Control.

(2)
As of December 31, 2022, Mr. Levin did not hold any equity awards denominated in shares of Angi Class A common stock nor shares of any Angi subsidiary.

However, as of December 31, 2022, Mr. Levin held an unvested IAC restricted stock award (3,000,000 shares with a value of $133,200,000 (based on the closing price of IAC common stock on December 30, 2022 ($44.40)). A portion of the expense related to this restricted stock award (approximately $1.6 million) was allocated to Angi for the period from October 10, 2022 through December 31, 2022 and a portion of the expense related to this award will continue to be allocated to Angi (so long as Mr. Levin’s serves as Chief Executive Officer of Angi) in the manner discussed under the captions Compensation Discussion and Analysis on page 22 and Certain Relationships and Related Person Transactions — Relationships Involving IAC — Allocation of Chief Executive Officer Compensation and Certain Costs on page 47.
Mr. Levin’s IAC restricted stock award generally cliff vests on the tenth anniversary of the grant date

(November 5, 2020), based on the satisfaction of the IAC stock price targets set forth below and Mr. Levin’s continued employment with IAC through the vesting date:
IAC Stock Price	Number of Shares Vesting
less than $110.22	0
$110.22	500,000
$140.25	2,000,000
$177.45	2,750,000
$223.32 or greater	3,000,000
Mr. Levin may request an extension of the measurement period from ten to twelve years and IAC will consider such request in light of the circumstances.
In addition, Mr. Levin may elect to accelerate the vesting of his IAC restricted stock award on any of the sixth, seventh, eighth or ninth anniversaries of the grant date, in which case, IAC stock price performance will be measured through the applicable anniversary date, and Mr. Levin will receive a pro rata portion of his IAC restricted stock award (based on the number of years that will have then elapsed from the grant date) and any remaining shares will be forfeited. The applicable IAC stock price goals are proportionately lower on the earlier vesting dates. Mr. Levin is not permitted to transfer any shares of IAC common stock acquired pursuant to an early vesting election until the tenth anniversary of the grant date.
Mr. Levin has the right to vote all 3,000,000 shares of his IAC restricted stock prior to vesting, as well as receive ordinary course cash dividends (on a current, unrestricted basis) on the number of shares that would vest on the applicable dividend record date, based on IAC stock price performance through such record date.
Pursuant to the terms of Mr. Levin’s IAC restricted stock award, Mr. Levin will share (by forfeiting shares otherwise earned) with IAC employees a portion of the value that he realizes, if and to the extent that the award vests, with Mr. Levin sharing a greater proportion of the value increase at higher levels of IAC stock price achievement.
For additional information regarding Mr. Levin’s IAC restricted stock award, see the table under the caption Outstanding Equity Awards at 2022 Fiscal Year-End in IAC’s 2023 Proxy Statement.
Mr. Levin also held vested stock options denominated in shares of IAC, Match Group, Inc. and Vimeo, Inc as of December 31, 2022 (the “Levin Options”). All of the Levin Options vested prior to his tenure as Chief Executive Officer of Angi and as a result, no expense for these awards was (or will be) allocated to Angi. Any value realized upon the exercise of the Levin Options will be treated for tax purposes as compensation payable to Mr. Levin in his capacity as an executive officer of IAC (not Angi). For additional information regarding these awards, see the table under the caption Outstanding Equity Awards at 2022 Fiscal Year-End in the IAC 2023 Proxy Statement.
(3)
Represents: (i) 588,235 Angi RSUs that vest in equal installments over three years on the anniversary of the grant date (June 9, 2022) and (ii) 333,333 Angi RSUs that vest in one lump sum installment on February 15, 2025, in each case, subject to continued service.

(4)
Represents Angi RSUs that vested/vest in two equal remaining annual installments (the last two of four equal annual installments) on February 15, 2023 and 2024, subject to continued service. Mr. Kip also holds 4,000,000 vested stock appreciation rights denominated in shares of HomeAdvisor International with an exercise price of $0.2889 per share, all of which are settleable in shares of Angi Class A common stock or IAC common stock, at IAC’s election.

(5)
Represents: (i) 50,825 Angi RSUs that vested/vest in four equal remaining bi-annual installments (the last four of six equal bi-annual installments) every six months during the period from April 19, 2023 through October 19, 2024, (ii) 108,617 Angi RSUs that vested/vest in three equal annual installments (the last three of four equal annual installments) on the second, third and fourth anniversaries of the grant date (March 25, 2021) and (iii) 212,464 Angi RSUs that vested/vest in three equal installments on the first, second and third anniversaries of the grant date (March 1, 2022), in each case, subject to continued service.

(6)
Represents: (i) 147,710 Angi RSUs that vested in one lump sum installment on February 15, 2023, (ii) 106,635 Angi RSUs that vest in three equal remaining annual installments (the last three of four equal annual installments) on the second, third and fourth anniversaries of the grant date (September 2, 2021) and (iii) 323,254 Angi RSUs that vested/vest in equal annual installments over three years on each of April 1, 2023, 2024 and 2025, in each case, subject to continued service.

(7)
Represents Angi RSUs received by Mr. Hanrahan in connection with him agreeing to assist with transition matters following the termination of his employment and in lieu of the potential pro rata vesting of Angi performance RSUs granted to him in September 2021, which were forfeited. These Angi RSUs vest upon the earlier of April 9, 2024 or a change in control of the Company (as defined in the Company’s omnibus stock and incentive plan), subject to Mr. Hanrahan’s compliance with the terms of the Hanrahan Separation Agreement.

(8)
Represents: (i) 209,643 Angi RSUs that vested in one lump sum installment on February 24, 2023, (ii) 369,275 Angi RSUs that vested in one remaining installment (the last of two equal installments) on March 31, 2023 and (iii) 1,133,144 Angi RSUs that vest in two equal installments on the second and third anniversaries of the grant date (March 1, 2022), in each case, subject to continued service.

2022 Option Exercises and Stock Vested
The table below provides information regarding the number of shares of Angi Class A common stock acquired by our NEOs upon the vesting of Angi RSUs in 2022 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the vesting of Angi RSUs represents the closing price of Angi Class A common stock on the vesting date, multiplied by the number of Angi RSUs so vesting. None of our NEOs exercised any Angi stock option, stock appreciation rights and/or other similar equity awards in 2022.
	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Joseph Levin(1)	—	—
Andrew Russakoff	—	—
Jeffrey W. Kip	36,928	$326,813
Kulesh Shanmugasundaram	61,618	$301,863
Shannon Shaw	98,163	$523,727
Oisin Hanrahan(2)	1,571,129	$4,842,120
Jeff Pedersen(3)	479,094	$2,491,289
Umang Dua	369,275	$2,093,789

(1)
During 2022, Mr. Levin did not hold (and as of the date of this proxy statement does not hold) any equity awards denominated in shares of Angi Class A common stock or shares of any Angi subsidiary. No shares of IAC common stock were acquired by Mr. Levin upon the exercise or vesting of IAC equity awards in 2022.

(2)
Represents: (i) 113,895 Angi RSUs that vested in June 2022 in accordance with their terms and (ii) 1,457,234 Angi RSUs, the vesting of which was accelerated as of the date of the termination of Mr. Hanrahan’s employment pursuant to the Hanrahan Separation Agreement.

(3)
Represents Angi RSUs, the vesting of which was accelerated as of the date of the termination of Mr. Pedersen’s employment pursuant to the Pedersen Separation Agreement.

Estimated Potential Payments Upon Termination or Change in Control
Overview
As described in detail below, certain of our employment agreements and equity award agreements, as well as our omnibus stock and annual incentive plan and as certain other arrangements, entitle our NEOs

(other than Mr. Levin) to continued base salary payments and the acceleration of the vesting of Angi RSUs upon certain terminations of their employment with Angi (including during specified periods following a change in control of Angi) and certain other benefits.
Certain amounts that would have been payable to Messrs. Russakoff, Kip, Shanmugasundaram and Dua and Ms. Shaw upon the events described below (as and if applicable), assuming the relevant event occurred on December 31, 2022, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the applicable NEO base salary as of December 31, 2022, the number of unvested Angi RSUs outstanding and held by the applicable NEO on December 31, 2022, and the closing price of Angi Class A common stock ($2.35) on December 30, 2022.
In the case of Mr. Levin, pursuant to his employment agreement with IAC and the award agreement related to his IAC restricted stock award, Mr. Levin is entitled to continued base salary payments, the acceleration of the vesting of all or some of his IAC restricted stock award and extended post-termination exercise periods for the Levin Options upon certain terminations of his employment with IAC (including during specified periods following a change in control of IAC). For information regarding these arrangements, see Estimated Potential Payments Upon Termination or Change in Control — Amounts and Benefits Payable Upon a Qualifying Termination — Mr. Levin in the IAC 2023 Proxy Statement.
Hanrahan Separation Agreement
Mr. Hanrahan stepped down from his role as Chief Executive Officer and as a member of the Angi board of directors effective October 10, 2022 (the “Hanrahan Termination Date”). Pursuant to the Hanrahan Separation Agreement, Mr. Hanrahan was entitled (subject to the execution and non-revocation of a release and compliance with customary post-termination covenants) to:
•
receive base salary ($550,000 per annum) through the date that is twelve (12) months from the Hanrahan Termination Date, subject to offset for any amounts earned from other employment during such period (the “Severance Period”);

•
payments (in an aggregate amount of approximately $59,861) for continued health care coverage (through reimbursement on an after-tax basis of related premiums) during the Severance Period;

•
the vesting of 1,457,234 Angi RSUs (with a value of approximately $4,298,840) as of the Hanrahan Termination Date;

•
receive 828,730 Angi RSUs in connection with him agreeing to assist with transition matters following the termination of his employment and in lieu of the potential pro rata vesting of Angi performance RSUs granted to him in September 2021, which were forfeited; these Angi RSUs will vest upon the earlier of April 9, 2024 or a change in control of the Company (as defined in our omnibus stock and annual incentive plan); and

•
receive a bonus for 2022 performance ($1,250,000), payable in one lump sum installment by no later than March 15, 2023.

While memorialized in the Hanrahan Separation Agreement, Mr. Hanrahan was entitled to receive the continued salary payments and payments for health care coverage described above pursuant to that certain employment agreement, dated as of February 24, 2021, between Mr. Hanrahan and the Company.
Pedersen Separation Agreement
Mr. Pedersen stepped down from his role as Chief Financial Officer of Angi on June 9, 2022. In order to facilitate a smooth transition, he agreed to provide (and provided) consulting services to the Company through July 19, 2022. Pursuant to the Pedersen Separation Agreement, Mr. Pedersen was entitled (subject to the execution and non-revocation of a release and compliance with customary post-termination covenants) to:
•
receive a one-time payment ($500,000) as of the date of the termination of his employment in lieu of continued base salary payments ($500,000) pursuant to his prior employment agreement over the twelve (12) month period following such termination; and

•
the vesting of 479,094 Angi RSUs (with a value of approximately $2,491,289) as of the date of the termination of his employment.

Transition Agreement with Mr. Dua
Mr. Dua stepped down from his position as Chief Revenue Officer — Services, of Angi on December 5, 2022. In order to facilitate a smooth transition, pursuant to the Transition Agreement, Mr. Dua agreed to serve (and served) as a senior advisor through March 31, 2023 (the “Separation Date”).
Pursuant to the Transition Agreement, Mr. Dua received the following benefits (collectively, the “Senior Advisory Benefits”):
•
base salary ($400,000 per annum) through the Separation Date;

•
continued health and welfare benefits through the Separation Date; and

•
a bonus for 2022 performance in the amount of $250,000 (the “Senior Advisory Benefits”).

Pursuant to the Transition Agreement, following the Separation Date (and assuming he provided services as a senior advisor through such date and his execution and non-revocation of a release), Mr. Dua was entitled (subject to his compliance with the terms of the Transition Agreement and customary post-termination covenants) to receive the following benefits (collectively, the “Separation Benefits”):
•
base salary ($400,000 per annum) through December 31, 2023, subject to offset for any amounts earned from other employment during such period;

•
payments (in an aggregate amount of approximately $38,389) for continued health care coverage (through reimbursement on an after-tax basis of related premiums) for the for the lesser of nine (9) months or until he becomes eligible for such coverage through another employer; and

•
the vesting of 472,144 Angi RSUs (the “Separation Benefits”).

In addition, the Transition Agreement provided that upon a termination of his employment without cause or resignation for good reason (a “Qualifying Termination”) prior to the Separation Date, Mr. Dua would have been entitled (subject to execution of a separation agreement, the execution and non-revocation of a release and compliance with the terms of the Transition Agreement and customary post-termination covenants) to receive the Senior Advisory and Separation Benefits.
Amounts and Benefits Payable Upon a Qualifying Termination
Messrs. Russakoff and Shanmugasundaram and Ms. Shaw. Upon a Qualifying Termination on December 31, 2022, except as otherwise set forth below, each of Messrs. Russakoff and Shanmugasundaram and Ms. Shaw would have been entitled (subject to the execution and non-revocation of a release and compliance with customary post-termination covenants) to:
•
receive base salary for the Severance Period, subject to offset for any amounts earned from other employment during the Severance Period; and

•
the partial vesting of outstanding and unvested Angi RSUs (including cliff vesting awards, which shall be subject to pro-ration as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period.

For Messrs. Russakoff and Shanmugasundaram and Ms. Shaw, “good reason” means: (i) a material diminution in base salary, (ii) a material diminution in title, duties or level of responsibilities or (iii) a material relocation of his or her principal place of employment, in each case without his or her prior written consent.
Mr. Kip. Upon a Qualifying Termination on December 31, 2022, Mr. Kip would have been entitled (subject to the execution of a release and compliance with customary post-termination covenants) to receive base salary for the Severance Period, subject to offset for any amounts earned from other employment during such period.

For Mr. Kip, good reason means: (i) a material diminution in the authorities, duties or responsibilities of the person to whom he is required to report, (ii) a material reduction in his title, duties or level of responsibilities, (iii) a material reduction in his base salary, (iv) a relocation of his principal place of employment outside of his current metropolitan area and (v) any other action or inaction that constitutes a material breach, in each case, without his prior written consent.
Mr. Dua. Upon a Qualifying Termination on December 31, 2022 (or at any other time prior to the Separation Date), Mr. Dua would have been entitled (subject to the execution of a separation agreement, the execution and non-revocation of a release and compliance with the terms of the Transition Agreement and customary post-termination covenants), to receive the Senior Advisory and Separation Benefits described under the caption Transition Agreement with Mr. Dua above.
For Mr. Dua, good reason means the breach by the Company of the provisions of the Transition Agreement that provide for compensation and continued health care coverage and after-tax payments for related premiums.
Amounts and Benefits Payable Upon a Change in Control
No payments would have been made to any of our NEOs (other than Mr. Hanrahan) pursuant to any agreement between any of them and the Company upon a change in control of Angi (as defined in our omnibus stock and annual incentive plan) on December 31, 2022. In the case of Mr. Hanrahan, pursuant to the Hanrahan Separation Agreement, upon a change in control of Angi on December 31, 2022, all then outstanding and unvested Angi RSUs held by him (828,370 Angi RSUs with a value of $1,946,670 as of such date) would have vested.
Upon a Qualifying Termination on December 31, 2022 that occurred during the two year period following a change in control of Angi (as defined in our omnibus stock and annual incentive plan), all then outstanding and unvested Angi RSUs held by our NEOs would have vested.
In the case of Mr. Levin, pursuant to the terms of his IAC restricted stock award, 100% of this award (3,000,000 shares with a value of $133,200,000) would have vested upon a change in control of IAC as of December 31, 2022. In addition, upon a Qualifying Termination on December 31, 2022 that occurred during the two year period following a change in control of IAC, all then outstanding and unvested IAC equity awards then held by Mr. Levin (3,000,000 shares with a value of $133,200,000) would have vested. For additional information regarding these arrangements, see Estimated Potential Payments Upon Termination or Change in Control — Amounts and Benefits Payable Upon a Change in Control in the IAC 2023 Proxy Statement.

Amounts and Benefits Payable to NEOs Upon a Qualifying Termination (Including Following a Change in Control) and Change in Control on December 31, 2022
Name and Benefit(1)	Qualifying Termination	Qualifying Termination During the Two-Year Period Following a Change in Control
Joseph Levin	—	—
Andrew Russakoff
Continued Salary	$400,000	$400,000
Market Value of Angi RSUs that would vest(2)	$930,783	$2,165,685
Total Estimated Incremental Value	$1,330,783	$2,565,685
Jeffrey W. Kip
Continued Salary	$575,000	$575,000
Market Value of Angi RSUs that would vest(2)	—	$173,559
Total Estimated Incremental Value	$575,000	$748,559
Kulesh Shanmugasundaram
Continued Salary	$500,000	$500,000
Market Value of Angi RSUs that would vest(2)	$311,232	$873,979
Total Estimated Incremental Value	$811,232	$1,373,979
Shannon Shaw
Continued Salary	$400,000	$400,000
Market Value of Angi RSUs that would vest(2)	$683,864	$1,357,358
Total Estimated Incremental Value	$1,083,864	$1,757,358
Umang Dua
Continued Salary	$400,000	$400,000
Bonus(3)	$250,000	$250,000
COBRA Payments(4)	$38,389	$38,389
Market Value of Angi RSUs that would vest(2)	$1,109,538	$4,023,346
Total Estimated Incremental Value	$1,797,927	$4,711,735

(1)
Messrs. Hanrahan and Pedersen do not appear in the table above because they were not employed by (or otherwise providing services to) Angi on December 31, 2022.

(2)
Represents the closing price of Angi Class A common stock ($2.35) on December 30, 2022, multiplied by the number of Angi RSUs that would have vested upon the occurrence of the relevant event specified above.

(3)
Represents the bonus actually paid to Mr. Dua for 2022 performance.

(4)
Represents payments for COBRA premiums ($22,918) and related gross ups for applicable taxes ($15,471) for nine (9) months pursuant to the Transition Agreement.

PAY VERSUS PERFORMANCE DISCLOSURE
Overview
As required by Item 402(v) of Regulation S-K (“Item 402(v)”), we are providing certain disclosure regarding executive compensation for our current and former Chief Executive Officers and our other current and former NEOs as a group (collectively, the “non-CEO NEOs”) on an average basis, as well as certain performance measures, for the fiscal years ended December 31, 2022, 2021 and 2020.
Amounts for Compensation Actually Paid in the tables below have been calculated in accordance with Item 402(v) and do not represent amounts actually earned by or paid to our current and former NEOs for the fiscal years ended December 31, 2022, 2021 and 2020.
A substantial portion of the amounts reported in the Compensation Actually Paid columns in the tables below relates to changes in the fair value of unvested Angi equity awards over the course of the relevant fiscal year and fiscal year over fiscal year. The fair value of such awards changes as the market price of Angi Class A common stock changes, and the vesting of such awards is subject to continued service through the applicable vesting dates (and in the case of certain awards, the satisfaction of certain performance conditions). As a result, the value that may be realized by our current NEOs related to their unvested Angi equity awards cannot be determined as of the date of this proxy statement and can only be determined on the applicable vesting dates for such awards.
The valuation assumptions and methodologies, as applicable, used to calculate the fair value of Angi equity awards as of the end of each fiscal year did not materially differ from those used to calculate the value of such awards as of the applicable grant date. The fair value of outstanding Angi equity awards at vesting is calculated by multiplying the closing price of Angi Class A common stock on the vesting date by the number of awards so vesting.
Pay Versus Performance Table
Year	Summary Compensation Table Total for First CEO(1) ($)	Compensation Actually Paid to First CEO(2) ($)	Summary Compensation Table Total for Second CEO(1) ($)	Compensation Actually Paid to Second CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($)	Value of Initial Fixed $100 Investment based on:		GAAP Net Loss
							Company TSR(5) ($)	Industry Index TSR(5) ($)
2022	$450,472	$450,472	$4,757,096	$(24,589,004)	$3,325,411	$(698,811)	$27.74	$131.58	$(128,450,000)
2021	$145,647	$(37,072,235)	$42,359,288	$18,303,213	$6,042,094	$3,143,274	$108.74	$201.23	$(71,378,000)
2020	$11,911,322	$41,296,389	—	—	$3,284,792	$10,176,061	$155.79	$146.70	$(6,283,000)

(1)
Our first CEO for 2022 is Mr. Levin, who has served as our Chief Executive Officer since October 10, 2022. Our second CEO for 2022 and 2021 is Mr. Hanrahan, who served as our Chief Executive Officer from February 24, 2021 through October 10, 2022. Our first CEO for 2021 and only CEO for 2020 is William B. Ridenour, who served as our Chief Executive Officer from November 8, 2018 to February 24, 2021.

(2)
In accordance with Item 402(v), the following adjustments were made to the amounts reported for Messrs. Levin and Hanrahan for each applicable fiscal year in the Total column of the Summary Compensation Table (and to amounts previously reported for Mr. Ridenour in the Total column of the Summary Compensation Table in prior years’ proxy statements) to arrive at “compensation actually paid” (“CAP”):

Year	Summary Compensation Table Total for First CEO ($)	Minus Reported Value of Equity Awards for First CEO ($)	Plus Equity Award Adjustments for First CEO(a) ($)	Compensation Actually Paid to First CEO ($)	Summary Compensation Table Total for Second CEO ($)	Minus Reported Value of Equity Awards for Second CEO ($)	Plus Equity Award Adjustments for Second CEO(b) ($)	Compensation Actually Paid to Second CEO ($)
2022	$450,472	—	—	$450,472	$4,757,096	$2,444,754	$(26,901,346)	$(24,589,004)
2021	$145,647	—	$(37,217,882)	$(37,072,235)	$42,359,288	$41,132,595	$17,076,520	$18,303,213
2020	$11,911,322	$10,603,072	$39,988,139	$41,296,389	—	—	—	—
(a)
Represents adjustments to the fair value of Mr. Ridenour’s Angi equity awards shown in the table above in accordance with Item 402(v), which were as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year ($)	Total Equity Award Adjustments ($)
2022	—	—	—	—	—
2021	—	—	$3,081,139	$(40,299,021)	$(37,217,882)
2020	$29,235,581	$10,261,258	$1,427,353	$(936,054)	$39,988,139

(b)
Represents adjustments to the fair value of Mr. Hanrahan’s Angi equity awards shown in the table above in accordance with Item 402(v), which were as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year ($)	Total Equity Award Adjustments ($)
2022	$1,947,516	—	$(9,627,979)	$(19,220,883)	$(26,901,346)
2021	$22,438,913	$(4,868,566)	$631,068	$(1,124,894)	$17,076,520
2020	—	—	—	—	—

(3)
The names of each current and former non-CEO NEO included for purposes of calculating the average amounts of total compensation in each fiscal year are as follows: (i) for 2022, Messrs. Russakoff, Kip, Shanmugasundaram, Pedersen and Dua and Ms. Shaw, (ii) for 2021, Messrs. Pedersen, Dua and Shanmugasundaram, Dhanusha Sivajee, our Chief Marketing Officer, and Glenn H. Schiffman, our former Interim Chief Financial Officer, and (iii) for 2020, Messrs. Hanrahan (in his then capacity as our Chief Product Officer) and Kip, Jamie Cohen, our former Chief Financial Officer, Craig Smith, our former President and Chief Operating Officer, and Allison Lowrie, our former Chief Marketing Officer.

(4)
The dollar amounts reported in the Average Compensation Actually Paid to Non-CEO NEOs column in the table above represent the average amount of CAP to our current and former non-CEO NEOs as a group, calculated in accordance with Item 402(v) for each fiscal year shown in the table above. In accordance with Item 402(v), the following adjustments were made to the average amount of total compensation reported for our current non-CEO NEOs as a group for each fiscal year in the Total column of the Summary Compensation Table (and to the average amounts of total compensation previously reported for our former non-CEO NEOs in the Total column of the Summary Compensation Table in prior years’ proxy statements) to arrive at CAP:
Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	Minus Average Reported Value of Equity Awards ($)	Plus Average Equity Award Adjustments(x) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2022	$3,325,411	$2,636,582	$(1,387,640)	$(698,811)
2021	$6,042,094	$5,604,489	$2,705,669	$3,143,274
2020	$3,284,792	$2,470,462	$9,361,731	$10,176,061

(x)
Represents adjustments to the average fair value of non-CEO NEO Angi equity award holdings shown in the table above in accordance with Item 402(v), which were as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2022	$1,014,585	$(1,219,434)	—	$(647,948)	$(534,843)	$(1,387,640)
2021	$4,460,786	—	—	$212,492	$(1,967,609)	$2,705,669
2020	$5,652,210	$494,359	$980,589	$2,983,946	$(748,843)	$9,361,731

(5)
Total shareholder return (“TSR”) reflects the cumulative total return (assuming dividend reinvestment, as applicable) of Angi Class A common stock and the Russell 1000 Technology Index (a peer issuer selected in accordance with SEC rules), in each case, based on $100.00 invested at the close of trading on December 31, 2019 through December 30, 2022. Historical stock performance is not necessarily indicative of future stock performance.

Financial Performance Measures
All Angi NEOs are generally eligible for annual cash bonuses and long-term incentives on a discretionary basis. For the fiscal years covered in the tables above, Angi’s executive compensation program did not link compensation to be paid to our NEOs to the achievement of one or more specified financial performance measures, nor did it rely on other formulaic or other arithmetic approaches to determine such compensation. See Compensation Discussion and Analysis for more information on annual cash bonuses paid for 2022 performance and Angi equity awards granted to our NEOs in 2022.
Relationship Between CAP and Performance Measures
The charts below describe the relationship between Compensation Actually Paid to our Chief Executive Officer (on a combined basis for years in which there were two CEOs) and non-CEO NEOs (as calculated above) and Company TSR, Industry Index TSR and GAAP Net (Loss) Earnings.

(1)
Since Angi’s executive compensation program does not generally use GAAP Net Loss as a financial performance measure for purposes of determining compensation to be paid to our NEOs, any correlation between our GAAP Net Loss and the compensation that we pay our NEOs and CAP to our NEOs is a coincidence.

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended, we are disclosing the ratio of our median employee’s annual total compensation to annual total compensation of the two Chief Executive Officers that served during 2022 (Messrs. Levin and Hanrahan) on a combined basis (the “2022 Pay Ratio”).
For the fiscal year ended December 31, 2022: (i) the estimated median of the annual total compensation of all Angi employees (other than Messrs. Levin and Hanrahan) was approximately $68,775, (ii) the total annual compensation of Messrs. Levin and Hanrahan, as reported in the Summary Compensation Table on page 28, on a combined basis was $5,207,568 and (iii) the ratio of annual total compensation of Messrs. Levin and Hanrahan to on a combined basis to the median of the annual total compensation of our other employees was approximately 76 to one.
In making the determination of the median employee above, we first identified our total number of employees as of October 1, 2022 (4,880 in total, 4,291 of which were located in the United States and 589 of which were collectively located in various jurisdictions outside of the United States). We then excluded employees located in Colombia (3), France (93) and Mexico (13), which represented less than 5% of our total number of employees. After excluding these employees, our pay ratio calculation included 4,771 of our total 4,880 employees.
To identify the median employee above from this employee population, we then compared the amount of annual total compensation paid to these employees in 2022 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). We then annualized the compensation of employees who were hired in 2022 but did not work for us for the entire year. After we identified the median employee, we determined such employee’s total annual compensation in the same manner as we determined the total annual compensation for our two Chief Executive Officers disclosed in the Summary Compensation Table on page 28.
The 2022 Pay Ratio set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our 2022 Pay Ratio.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Arrangements. The Angi board of directors has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Angi Class A common stock to further align the interests of our non-employee directors with those of our stockholders. Arrangements in effect during 2022 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit, Executive Compensation and Compensation and Human Capital Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000, $5,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit, Executive Compensation and Compensation and Human Capital Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears. Members (including the Chairpersons thereof) of both the Executive Compensation and Compensation and Human Capital Committees only receive one committee and Chairperson annual retainer.
In addition, these arrangements also provide that each non-employee director receive a grant of Angi RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of Angi’s annual meeting of stockholders, the terms of which provide for: (i) vesting in equal installments over three years on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested Angi RSUs in their entirety upon termination of service with Angi and its subsidiaries and (iii) full acceleration of the vesting of Angi RSUs upon a change in control of Angi. Directors may elect to defer the vesting and settlement of their annual Angi RSU grants by providing prior written notice to the Company.
The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Angi board of directors and committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) Angi or IAC.
2022 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2022 and (ii) the grant date fair value of Angi RSU awards granted in 2022.
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)(3)(4)	Total($)
Thomas R. Evans	$85,000	$249,997	$334,997
Alesia J. Haas	$85,000	$249,997	$334,997
Sandra Hurse	$55,000	$249,997	$304,997
Jeremy Philips	$60,000	$249,997	$309,997
Glenn H. Schiffman	$50,000	$249,997	$299,997
Suzy Welch	$55,000	$249,997	$304,997

(1)
The differences in the amounts shown above among non-employee directors reflect committee service (or lack thereof), which varies among directors.

(2)
Amounts presented represent the grant date fair value of Angi RSU awards, calculated by multiplying the number of Angi RSUs granted by the fair market value per share of Angi Class A common stock on the grant date.

(3)
At December 31, 2022: (i) Mr. Evans held a total of 13,446 vested Angi stock options and 83,119 unvested Angi RSUs, (ii) Mses. Haas, Hurse and Welch and Messrs. Philips and Schiffman held a total of 83,119, 70,479, 63,940, 62,137 and 57,843 unvested Angi RSUs, respectively.

(4)
In connection with his departure from the Angi board of directors on June 8, 2022, the vesting of all 17,793 Angi RSUs then held by Gregg Winiarski was accelerated.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2022, regarding the Angi equity compensation plan, pursuant to which grants of Angi RSUs, SARs, stock and other rights to acquire shares of Angi Class A common stock may be made from time to time.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(C)
Equity compensation plans approved by security holders(2)	22,776,585(3)	$9.26	22,368,431 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	22,776,585 (3)	$9.26	22,368,431 (4)

(1)
Information includes 428,134 shares of Angi Class A common stock that may be issuable upon the settlement of previously issued SARs denominated in shares of HomeAdvisor, Inc. that were converted into Angi SARs in September 2017 (the “Prior Plan Awards”). No gross shares of Angi Class A common stock were potentially issuable upon the settlement of equity awards denominated in shares of Angi subsidiaries (the “Subsidiary Awards”), based on the estimated values of such awards as of December 31, 2022.

The number of shares of Angi Class A common stock ultimately needed to settle Subsidiary Awards varies as a result of both movements in the price of our Class A common stock and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries as of December 31, 2022.
Pursuant to an employee matters agreement between Angi and IAC, IAC may require Prior Plan Awards and Subsidiary Awards to be settled in shares of IAC common stock, in which case: (i) we will reimburse IAC for the cost of those shares by issuing additional shares of Angi Class A common stock for Prior Plan Awards and additional shares of Angi Class B Common Stock for Subsidiary Awards, in each case, settled in IAC common stock, to IAC, and (ii) the shares of Angi Class A common stock underlying such awards shall then again be made available for future issuance under the Angi 2017 Stock and Annual Incentive Plan (the “Angi 2017 Plan”).
(2)
Consists of the Angi 2017 Plan.

(3)
Includes an aggregate of: (i) 428,134 shares of Angi Class A comon stock issuable upon the exercise of Prior Plan Awards, (ii) 21,689,639 shares of Angi Class A common stock issuable upon the vesting of Angi RSUs (including certain market- and performance-based awards, with the total number of shares included assuming the maximum potential payout) and 658,812 shares of Angi Class A common stock issuable upon the exercise of Angi stock options and stock appreciation rights, in each case, outstanding as of December 31, 2022.

(4)
Reflects shares of Angi Class A common stock that remain available for future issuance under the Angi 2017 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of April 26, 2023, information relating to the beneficial ownership of Angi Class A common stock and Angi Class B common stock by: (1) each person known by Angi to own beneficially more than 5% of the outstanding shares of Angi Class A common stock and Angi Class B common stock, (2) each director nominee, (3) each Angi NEO and (4) all current directors and executive officers of Angi as a group. As of April 26, 2023, there were 84,188,229 and 422,019,247 shares of Angi Class A common stock and Angi Class B common stock, respectively, outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted c/o Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46240. For each listed person, the number of shares of Angi Class A common stock and percent of such class listed includes vested Angi SARs and/or stock options held by such person and assumes the conversion of any shares of Angi Class B common stock owned by such person and the vesting of any Angi SARs, stock options and/or RSUs that are scheduled to occur within sixty days of April 26, 2023, but does not assume the conversion or vesting of any such securities owned by any other person. Shares of Angi Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Angi Class A common stock. The percentage of votes for all classes of Angi capital stock is based on one vote for each share of Angi Class A common stock and ten votes for each share of Angi Class B common stock.

	Angi Class A Common Stock		Angi Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	# of Shares Owned	% of Class Owned	# of Shares Owned	% of Class Owned	(All Classes) %
IAC Inc. 555 West 18th Street New York, NY 10011	424,607,427(1)	83.9%	422,019,247(1)	100%	98.1%
Brown Advisory Incorporated 901 South Bond Street Suite 400 Baltimore, Maryland 21231	9,383,681(2)	11.1%	—	—	*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,444,778(3)	7.7%	—	—	*
SQN Investors LP et al 201 Redwood Shores Parkway Suite 242 Redwood City, CA 94065	4,562,716(4)	5.4%	—	—	*
Angela R. Hicks Bowman	770,109(5)	*	—	—	*
Umang Dua	965,443 (6)	*	—	—	*
Thomas R. Evans	101,405(7)	*	—	—	*
Alesia J. Haas	70,469(8)	*	—	—	*
Christopher Halpin	—	—	—	—	—
Kendall Handler	—	—	—	—	—
Oisin Hanrahan	689,811 (6)	*	—	—	*
Sandra Buchanan Hurse	—	—	—	—	—
Jeffrey W. Kip	75,552(6)	*	—	—	*
Joseph Levin	—	—	—	—	—
Jeff Pedersen	—	—	—	—	—
Jeremy Philips	23,493(9)	*	—	—	*
Andrew Russakoff	—	—	—	—	—
Glenn H. Schiffman	6,195(6)	*	—	—	*
Kulesh Shanmugasundaram	81,023 (6)	*	—	—	*
Shannon Shaw	328,604(6)	*	—	—	*
Mark Stein	—	—	—	—	—
Suzy Welch	95,579(10)	*	—	—	*
All current directors, director nominees and executive officers as a group (17) persons	1,620,364	1.9%	—	—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Includes (i) 2,588,190 shares of Angi Class A common stock and (ii) 422,019,247 shares of Angi Class B common stock, which are convertible on a one-for-one basis into shares of Angi Class A common stock.

(2)
Based upon information regarding Angi holdings reported by way of Amendment No. 5 to a Schedule 13G filed by Brown Advisory Incorporated (“BAI”), Brown Investment Advisory & Trust Company (“BIATC”), and Brown Advisory LLC (“BALLC”) with the SEC on February 9, 2023. The Angi holdings disclosed in the table above are beneficially owned by investment companies and other managed accounts of subsidiaries of BAI (BIATC and BALLC), which may be deemed to beneficially own the reported Angi holdings because applicable investment advisory contracts provide them with voting and/or investment power over the shares. BAI, BIATC and BALLC have: (i) sole voting power over 8,087,362, 54,452 and 8,032,910, and (ii) shared dispositive power over 9,383,681, 54,452 and 9,329,229, shares of Angi Class A common stock, respectively.
(3)
Based upon information regarding Angi holdings reported by way of Amendment No. 5 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023. Vanguard beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has shared voting power, sole dispositive power and shared dispositive power over 10,010, 6,380,497 and 64,281 shares of Angi Class A common stock, respectively.

(4)
Based upon information regarding Angi holdings reported by way of Amendment No. 2 to a Schedule 13G filed by SQN Investors LP (“SQN”), SQN Investors (GP) LLC (“SQN GP”), SQN Partners (GP) LLC (“Fund GP”), Amish Mehta and SQN Investors Master Fund LP (“Master Fund”) with the SEC on February 14, 2020.

Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund may be deemed to beneficially own the shares of Angi Class A common stock disclosed in the table above in their respective capacities as a parent holding company, investment adviser, individual, partnership and/or other role. Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund has shared voting power and shared dispositive power over all of the 4,562,716 shares of Angi Class A common stock disclosed in the table above and disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests therein.
SQN is an investment adviser whose clients, including the Master Fund, have the right to receive dividends or the power to direct the receipt of dividends from, or the proceeds from the sales of, the shares of Angi Class A common stock disclosed in the table above. SQN GP is the general partner of SQN and Fund GP is the general partner of investment limited partnerships of which SQN is the investment adviser, including the Master Fund.
(5)
Consists of: (i) 208,109 shares of Angi Class A common stock held directly by Ms. Hicks Bowman and (ii) 562,000 vested Angi stock options.

(6)
Consists of shares of Angi Class A common stock held directly.

(7)
Consists of: (i) 87,959 shares of Angi Class A common stock held directly by Mr. Evans and (ii) 13,446 vested Angi stock options.

(8)
Consists of: (i) 55,318 shares of Angi Class A common stock held directly by Ms. Haas and (ii) 15,151 shares of Angi Class A common stock to be received upon the vesting of Angi RSUs in the next 60 days, subject to continued service.

(9)
Consists of: (i) 8,342 shares of Angi Class A common stock held directly by Mr. Philips and (ii) 15,151 shares of Angi Class A common stock to be received upon the vesting of Angi RSUs in the next 60 days, subject to continued service.

(10)
Consists of: (i) 74,497 shares of Angi Class A common stock held directly by Ms. Welch and (ii) 21,082 shares of Angi Class A common stock to be received upon the vesting of Angi RSUs in the next 60 days, subject to continued service.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Angi Class A common stock and other equity securities of the Company with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company (and/or available on the SEC’s website) and/or written representations that no additional forms were required, the Company believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2022.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Related Person Transactions
The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). In connection with its review, the Audit Committee considers: (i) the parties to the transaction and the nature of their affiliation with Angi and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Angi and/or the related person, and (v) any other facts and circumstances that the Audit Committee deems appropriate.
Relationships Involving Significant Stockholders
Allocation of CEO Compensation and Certain Expenses. Effective October 10, 2022, Joseph Levin, Chairman of Angi and Chief Executive Officer of IAC, was appointed Chief Executive Officer of Angi. Following this appointment, Mr. Levin serves as both Chief Executive Officer of Angi and IAC. For the period from October 10, 2022 to December 31, 2022, IAC allocated approximately $2.1 million in costs to Angi (including salary, benefits, stock-based compensation and costs related to the Mr. Levin’s office). These costs were allocated from IAC based upon time spent on Angi by Mr. Levin. Angi management considers the allocation method to be reasonable. In addition, IAC billed Angi for costs directly attributable to Angi during the period referred to above that were initially paid for by IAC. Going forward, Angi and IAC have agreed that these costs will continue to be allocated from IAC (and IAC will continue to bill Angi for costs directly attributable to Angi that are initially paid by IAC) in accordance with the allocation methodology described above and such methodology will be reviewed periodically, as appropriate.
Arrangements Related to the Combination. For purposes of the disclosure set forth under this caption: (i) “Combination” refers to the combination of the HomeAdvisor Business (as defined below) and Angie’s List, Inc., which transaction was completed on September 29, 2017, and (ii) “HomeAdvisor Business” refers, prior to the Combination, to the businesses and operations, the results of which were reported in IAC’s former HomeAdvisor segment.
Certain agreements described below govern our relationship with IAC following the Combination, including a contribution agreement, an investor rights agreement, a services agreement, a tax sharing agreement, an employee matters agreement and certain commercial agreements.
Under the contribution agreement: (i) we agreed to assume all of the assets and liabilities related to the HomeAdvisor Business and indemnify IAC against any losses arising out of any breach by us of the contribution agreement or any other transaction-related agreement described below and (ii) IAC agreed to indemnify us against any losses arising out of any breach by IAC of the contribution agreement or any other transaction-related agreement described below.

Under the investor rights agreement, IAC has certain registration, preemptive and governance rights related to us and the shares of Angi capital stock it holds. The investor rights agreement also provides certain governance rights for the benefit of stockholders other than IAC.
The services agreement currently governs services that IAC has agreed to provide to us through September 29, 2023, with automatic renewal for successive one (1) year terms, subject to IAC’s continued ownership of a majority of the total combined voting power of our voting stock and any subsequent extension(s) or truncation(s) agreed to by us and IAC. Services currently provided to us by IAC pursuant to this agreement include: (i) assistance with certain legal, M&A, finance, risk management, internal audit and treasury functions, health and welfare benefits, information security services and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations, and (ii) accounting, investor relations and tax compliance services. The scope, nature and extent of services may be changed from time to time as we and IAC may agree.
We were charged approximately $3.8 million by IAC for services provided in 2022 pursuant to the services agreement and there were outstanding payables for services provided pursuant to the services agreement in the amount of approximately $0.8 million as of December 31, 2022.
The tax sharing agreement governs our and IAC’s rights, responsibilities and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state and local and foreign income taxes. Under the tax sharing agreement, we are generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes us or any of our subsidiaries (to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement) and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of us or our subsidiaries.
At December 31, 2022, there were outstanding payables due to IAC pursuant to the tax sharing agreement in the amount of approximately $1.4 million. There were no payments to or refunds from IAC pursuant to this agreement at December 31, 2022.
The employee matters agreement addresses certain compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. Under the employee matters agreement, our employees participate in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan and we reimburse IAC for the costs of such participation. In the event that IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of the Angi board of directors, we will no longer participate in IAC’s employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.
Pursuant to the employee matters agreement, we are required to reimburse IAC for the cost of any IAC equity awards held by our current and former employees, with IAC electing to receive payment either in cash or shares of Angi Class B common stock. This agreement also provides that IAC may require Prior Plan Awards and equity awards denominated in shares of Angi subsidiaries to be settled in either shares of Angi Class A common stock or IAC common stock. To the extent shares of IAC common stock are issued in settlement of these awards, we are obligated to reimburse IAC for the cost of those shares by issuing shares of Angi Class A common stock in the case of Prior Plan Awards and shares of Angi Class B common stock in the case of equity awards denominated in shares of Angi subsidiaries.
No shares of Angi Class A common stock nor Angi Class B common stock were issued to IAC as reimbursement for shares of IAC common stock issued in connection with the settlement of equity awards held by Angi employees during 2022 or the quarter ended March 31, 2023.
Lastly, in the event of a distribution of Angi capital stock to IAC stockholders in a transaction intended to qualify as tax-free for U.S. federal income tax purposes, the Compensation and Human Capital Committee of the IAC board of directors has the exclusive authority to determine the treatment of outstanding IAC equity awards. Such authority includes (but is not limited to) the ability to convert all or part of IAC equity awards outstanding immediately prior to any such distribution into equity awards denominated in shares of our Class A Common Stock, which we would be obligated to assume and which would be dilutive to Angi stockholders.
We sublease certain office space to IAC and billed IAC approximately $1.7 million of rent for the year ended December 31, 2022. IAC subleases certain office space to Angi and billed us approximately $1.3 million of rent for the year ended December 31, 2022. At December 31, 2022, there were no outstanding receivables due from IAC pursuant to the related sublease agreements.
Pursuant to a marketing services agreement with an IAC business, Angi paid approximately $7.0 million to such business for marketing services provided in 2022.
Relationships Involving Directors
Employment Agreement with Ms. Hicks Bowman. Pursuant to an employment agreement between the Company and Ms. Hicks Bowman dated as of May 1, 2017, Ms. Hicks Bowman is eligible to receive an annual base salary (for 2022 and currently, $500,000), discretionary annual cash bonuses (Ms. Hicks Bowman received $185,000 for her 2022 performance) and such other employee benefits (for 2022, Ms. Hicks Bowman received a 401(k) plan Company match in the amount of $8,250) as may be determined by the Company from time to time.
Upon a termination of her employment without cause or her resignation for good reason (both as defined in her employment agreement), subject to her execution and non-revocation of a release and compliance with the restrictive covenants set forth in her employment agreement: (i) the Company will continue to pay Ms. Hicks Bowman her annual base salary and provide continued health care coverage (through reimbursement on an after-tax basis of related premiums) for twelve (12) months following such termination or resignation and (ii) any then vested Angi stock options will remain exercisable through the earlier of: (A) eighteen (18) months following such termination or resignation or (B) the scheduled expiration date of such awards.
Pursuant to her employment agreement, Ms. Hicks Bowman is bound by covenants not to: (i) compete with Angi and its businesses during the term of her employment and for twelve (12) months thereafter and (ii) solicit Angi employees or business partners during the term of her employment and for eighteen (18) months thereafter. In addition, Ms. Hicks Bowman has agreed not to use or disclose any confidential information regarding Angi and/or its affiliates.
The employment agreement provides for an initial term of one (1) year and provides for automatic renewals for successive one (1) year terms absent written notice from the Company or Ms. Hicks Bowman sixty (60) days prior to the expiration of the then-current term.

ANNUAL REPORTS
Upon written request to the Corporate Secretary, Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46240, we will provide without charge to each person solicited a printed copy of our 2022 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, ir.angi.com. We will furnish requesting stockholders with any exhibit to our 2022 Annual Report on Form 10-K upon payment of a reasonable fee. By including the foregoing website address, the Company does not intend to (and shall not be deemed to) incorporate by reference any material contained therein.
PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2024 ANNUAL MEETING
Proposals and Nominations. Eligible stockholders who intend to have a proposal considered for inclusion in Angi’s proxy materials for presentation at the 2024 Annual Meeting of Stockholders must submit the proposal to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46240, no later than January 10, 2024. Stockholder proposals submitted for inclusion in Angi’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal at the 2024 Annual Meeting of Stockholders without inclusion of the proposal in Angi’s proxy materials are required to provide notice of such proposal to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46240, no later than March 25, 2024. If Angi does not receive notice of the proposal prior to such date, such proposal will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act, and those Angi officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. Angi reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Proxy Solicitations. Eligible stockholders who intend to solicit proxies in support of director nominees other than those nominated by Angi and IAC for the 2024 Annual Meeting of Stockholders must provide notice to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46240, in accordance with the provisions of Rule 14a-19 of the Exchange Act by April 22, 2024.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or Angi will be householding your materials, householding will continue until you are notified otherwise, or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Angi Investor Relations, c/o IAC Inc., 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angi.com. Upon request, we undertake to deliver such materials promptly.
If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or Angi if you are a stockholder of record. You can notify us by sending a written request to Angi Investor Relations, c/o IAC Inc., 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angi.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 20, 2023.
This proxy statement and the 2022 Annual Report on Form 10-K are available at www.proxyvote.com beginning on May 9, 2023.
Denver, Colorado
May 9, 2023

Appendix A
AUDIT COMMITTEE CHARTER
ANGI INC.
(February 2023)
PURPOSE
The Audit Committee is appointed by the Board of Directors of Angi Inc. (the “Company”) (the “Board’) to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the “independent accounting firm”), (4) the performance of the Company’s internal audit function and independent accounting firm, (5) the Company’s risk assessment and risk management policies as they relate to financial, cybersecurity, and other risk exposures, and (6) the compliance by the Company with legal and regulatory requirements.
In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors, and management of the Company.
COMMITTEE MEMBERSHIP
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the marketplace rules of the NASDAQ stock market (the “Marketplace Rules”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the Marketplace Rules and the Securities and Exchange Commission (the “SEC”), as in effect from time to time.
At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.
MEETINGS
The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors, and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.
COMMITTEE AUTHORITY AND RESPONSIBILITIES
The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.
The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee’s activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:
1.
Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.
Review and discuss with management and the independent accounting firm the Company’s earnings press releases and the results of the independent accounting firm’s review of the quarterly financial statements.

3.
Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.
Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

5.
Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

a.
Critical accounting policies and practices to be used in preparing the Company’s financial statements.

b.
Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

c.
Unadjusted differences and management letters.

6.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.
Periodically review risk assessments from management with respect to data protection and cybersecurity matters, including assessments of the overall threat landscape and steps management has taken to monitor or mitigate its risk exposure.

8.
Periodically review and discuss with management the Company’s assessment of climate-related risks and internal controls over climate-related metrics and reporting, including any assurance or verification being provided by the independent accounting firm or other third party with respect to such metrics and reporting.

9.
Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301, “Communications with Audit Committees.”

10.
Periodically evaluate the qualifications, performance and independence of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures and independence.

11.
Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

12.
Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

13.
Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

14.
Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

15.
Discuss with management, the Company’s senior internal auditing executive and the independent accounting firm the Company’s and its subsidiaries’ compliance with applicable legal requirements and codes of conduct.

16.
Review all related party transactions in accordance with the Audit Committee’s formal, written policy.

17.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.
Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

19.
Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

20.
Furnish the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

LIMITATION OF AUDIT COMMITTEE’S ROLE
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company’s internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company’s management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company’s financial statements or any professional certifications as to the independent accounting firm’s work.

Appendix B
EXECUTIVE COMPENSATION COMMITTEE CHARTER
ANGI INC.
(February 2023)
Purpose
The Executive Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Angi Inc. (the “Company”) to discharge the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer (the “CEO”) and the Company’s other “officers,” as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, including the CEO, the “Executive Officers”) . The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company in which the Executive Officers are the exclusive participants and any other compensation plans, policies, and programs of the Company as they may affect the Executive Officers.
Committee Membership
The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market or other stock market or over-the-counter exchange on which the Company’s shares of common stock are then listed (the “Applicable Exchange”). In addition, all Committee members shall qualify “non- employee” directors within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule or statute). These membership requirements shall be subject to exemptions and cure periods permitted by the rules of the Applicable Exchange and the U.S. Securities and Exchange Commission (the “SEC”), as in effect from time to time.
The members of the Committee shall be appointed by the Board. One member of the Committee shall be appointed as Committee Chairperson by the Board. Committee members may be replaced by the Board at any time, with or without cause.
Meetings
The Committee shall meet as often as necessary to carry out its responsibilities. The Committee Chairperson shall preside at each meeting. In the event the Committee Chairperson is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting Chairperson of such meeting. The Committee shall keep minutes of all of its meetings.
Committee Responsibilities and Authority
In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures to best address changing conditions and a variety of circumstances. Accordingly, the Committee’s activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:
1.
the Committee shall, at least annually, review and approve the annual base salaries and annual incentive opportunities of the Executive Officers. The CEO shall not be present during any Committee deliberations or voting with respect to his or her compensation.

2.
the Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (i) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (ii) any employment agreements and severance arrangements; (iii) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (iv) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

B-1

3.
the Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC) with management and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

4.
the Committee shall produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.

5.
the Committee shall monitor the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

6.
the Committee shall oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ Stock Market rules (or relevant rules of any other Applicable Exchange) that, with limited exceptions, stockholders approve equity compensation plans.

7.
the Committee shall make regular reports to the Board.

8.
the Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any advisor to assist it in the performance of its duties, but only after taking into consideration factors relevant to the advisor’s independence from management specified in NASDAQ Stock Market Listing Rule 5605(d)(3) (or any comparable rule of the Applicable Exchange). The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any advisor retained by the Committee, and shall have sole authority to approve the advisor’s fees and the other terms and conditions of the advisor’s retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any advisor retained by the Committee.

9.
the Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

10.
the Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

B-2

Appendix C
COMPENSATION AND HUMAN CAPITAL COMMITTEE CHARTER
ANGI INC.
(February 2023)
Purpose
The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Angi Inc.(the “Company”) to discharge the Board’s responsibilities relating to the compensation matters relating to the Company that are not otherwise discharged by the Company’s Executive Compensation Committee.
Committee Membership
The Committee shall consist of no fewer than two members.
The members of the Committee shall be appointed by the Board. One member of the Committee shall be appointed as Committee Chairperson by the Board. Committee members may be replaced by the Board at any time, with or without cause.
Meetings
The Committee shall meet as often as necessary to carry out its responsibilities. The Committee Chairperson shall preside at each meeting. In the event the Committee Chairperson is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting Chairperson of such meeting. The Committee shall keep minutes of all of its meetings.
Committee Responsibilities and Authority
In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures to best address changing conditions and a variety of circumstances. Accordingly, the Committee’s activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:
1.
the Committee shall, periodically and as and when appropriate, review and approve the following as they affect the employees of the Company (other than the Company’s Chief Executive Officer and the Company’s other “officers,” as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended): (a) incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; and (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits.

2.
the Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the U.S. Securities and Exchange Commission with management.

3.
the Committee shall receive periodic reports on the Company’s compensation programs as they affect all employees.

4.
the Committee shall make regular reports to the Board.

5.
the Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate.

6.
the Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.
the Committee shall periodically review and discuss with management and/or the Board the Company’s policies, strategies, progress, metrics and reporting related to human capital matters.

C-1

8.
the Committee shall periodically review procedures for the reporting, investigation and resolution of complaints received by the Company regarding allegations of harassment, discrimination, and retaliation, and the confidential, anonymous submission by employees of such complaints.

9.
the Committee shall receive periodic reports from the Company’s legal department regarding allegations of harassment, discrimination and retaliation.

10.
the Committee shall receive prompt reports on any allegation of or investigation into a claim of harassment, discrimination or retaliation involving a Senior Vice President or above, posing a material risk to the business of the company.

C-2

ANGI INC.3601 WALNUT STREET, SUITE 700DENVER, COLORADO 80205VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2023You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the meeting date. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V13428-P91620KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYANGI INC.The Board of Directors recommends you vote FOR thefollowing:ForAllWithholdAllFor AllExceptTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.1. Election of DirectorsNominees:01) Angela R. Hicks Bowman02) Thomas R. Evans03) Alesia J. Haas04) Christopher Halpin05) Kendall Handler06) Sandra Buchanan Hurse07) Joseph Levin08) Jeremy Philips09) Glenn H. Schiffman10) Mark Stein11) Suzy WelchThe Board of Directors recommends you vote FOR proposal 2:2. Ratification of the appointment of Ernst & Young LLP as Angi Inc.'s independent registered public accounting firm for 2023.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V13429-P91620ANGI INC.Annual Meeting of Stockholders June 20, 2023 9:30 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Angi Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 9, 2023, and hereby appoints each of Shannon Shaw and Tanya M. Stanich, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Angi Inc. to be held on June 20, 2023, at 9:30 a.m. Eastern Time, live via the Internet at www.virtualshareholdermeeting.com/ANGI2023, and at any related adjournments or postponements, and to vote all shares of Class A Common Stock and Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.Continued and to be signed on reverse side